UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

Palomar Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Letter to Stockholders	Palomar Holdings, Inc. 7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037

Dear Stockholder:

I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Palomar Holdings, Inc. (“Palomar”), which will be held at the Palomar offices, located at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037 on May 21, 2026, at 9:00 a.m. Pacific Time. Doors open at 8:30 a.m. Pacific Time.

At the Annual Meeting, we will ask you to consider the following proposals:

•	To elect as Class I Directors the two nominees named in this proxy statement to serve until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

•	To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in the proxy statement.

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

•	To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Stockholders of record as of March 31, 2026, may vote at the Annual Meeting or any postponement or adjournment of the meeting.

We are pleased to announce that we are taking advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this process will allow us to provide our stockholders with the information they need in a timely manner, reduce the environmental impact of printing and distributing our proxy materials and lower our costs.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or if you requested a printed copy of the proxy materials, via mail. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by telephone, or if you requested a printed copy of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation of your interest in Palomar.

Sincerely,

Mac Armstrong

Chairman of the Board and Chief Executive Officer
La Jolla, California

April 10, 2026

Palomar 2026 Proxy Statement	PLMR.com 1

Notice of Annual Meeting of Stockholders

Time and Date	May 21, 2026, at 9:00 a.m. Pacific Time
Place	Our principal executive offices located at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.
Items of Business

•  To elect as Class I Directors the two nominees named in this proxy statement to serve until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

•  To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in the proxy statement.

•  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

•  To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Record Date	March 31, 2026 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
Annual Report	You may access our Annual Report on Form 10-K for the year ended December 31, 2025, and our proxy solicitation materials by visiting https://ir.palomarspecialty.com/financials/annual-reports-proxies.
Proxy Voting	YOUR VOTE IS IMPORTANT. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or if you requested a printed copy of the proxy materials, by signing, dating and returning the enclosed proxy card, will save the expenses and extra work of additional solicitation.

By order of the Board of Directors, Mac Armstrong Chairman of the Board and Chief Executive Officer La Jolla, California April 10, 2026

Important Notice Regarding the Availability of Proxy Materials for the Shareholder
Meeting To Be Held on May 21, 2026:

The Notice of the 2026 Annual Meeting of Stockholders and Proxy Statement and the 2025 Annual Report on Form 10-K are available at https://ir.palomarspecialty.com/financials/annual-reports-proxies. The Board solicits your proxy for the 2026 Annual Meeting of Stockholders (and any postponement or adjournment of the meeting) for the matters set forth above. We made this proxy statement available to stockholders beginning on April 10, 2026.

Palomar 2026 Proxy Statement	PLMR.com 2

Proxy Statement

For 2026 Annual Meeting of Stockholders

To Be Held at 9:00 a.m. Pacific Time on May 21, 2026

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (or the “Board”) of Palomar Holdings, Inc. (the “Company” or “Palomar”) for use at its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on May 21, 2026, at 9:00 a.m. Pacific Time, at our principal executive offices located at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Proxy Summary

This summary highlights certain information contained elsewhere in our proxy statement. You should read the entire proxy statement carefully before voting.

Stockholders will be asked to vote on the following matters at the 2026 Annual Meeting:

Proposal		Board Recommendation	Page
1.	Election Of Class I Directors	FOR each Director Nominee	23
2.	Advisory Vote to Approve Named Executive Officer Compensation (“Say-On-Pay-Vote”)	FOR	24
3.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	25

Director Nominees

Name	Age	Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Sustainability Committee	Enterprise Risk Management Committee	Investment Committee
Daryl Bradley	70	2020		●			●	●
Thomas Bradley	68	2024		●	●			●	●

● Chair    ● Member

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Palomar 2026 Proxy Statement	PLMR.com 4

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Board of Directors and Corporate Governance

The Company’s business affairs are managed under the direction of the Board, which is currently comprised of seven members, six of which are “independent” under Nasdaq listing standards.

The following charts set forth the ages, background, skills and independence status of the Board as of March 31, 2026.

Board Composition

Skills Mac Armstrong Richard Taketa Daryl Bradley Thomas Bradley Catriona Fallon Daina Middleton Martha Notaras 86% Independent 43% Women 60.4 Average Board Age 5.4 Average Board Tenure Accounting and Finance Corporate Governance Cybersecurity Oversight Human Capital Management Insurance and Financial Services Investment and Capital Management Leadership Marketing and Brand Management Risk Management and Reinsurance Technology The lack of a dot for a particular item does not mean that the Director does not possess that skill or experience. The Board looks to each Director to be knowledgeable in these areas; however, the dot indicates that the item is a particularly prominent qualification or characteristic that the Director brings to the Board.

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Board of Directors and Corporate Governance

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees for Director
Daryl Bradley(1)(4)(5)	I	70	Director(I)	2020	2026	2029
Thomas Bradley(1)(2)(5)(6)	I	68	Director(I)	2024	2026	2029
Continuing Directors
Mac Armstrong(4)(5)(6)	III	51	Chief Executive Officer, Director and Chairman(N)	2014	2028	—
Catriona M. Fallon(1)(3)(6)	II	55	Director(I)	2019	2027	—
Daina Middleton(1)(2)(4)	II	60	Director(I)	2021	2027	—
Martha Notaras(2)(3)(5)	III	65	Director(I)	2020	2028	—
Richard H. Taketa(2)(3)(6)	II	54	Lead Independent Director(I)	2019	2027	—

I = Independent

N = Not independent

(1)	Member of our Audit Committee.
(2)	Member of our Compensation Committee.
(3)	Member of our Nominating and Corporate Governance Committee.
(4)	Member of our Sustainability Committee.
(5)	Member of our Enterprise Risk Management Committee.
(6)	Member of our Investment Committee.

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Board of Directors and Corporate Governance

Classified Board Structure

The Company currently has a classified Board. Following our 2022 Annual Meeting of Stockholders, we amended and restated our Certificate of Incorporation to declassify the Board beginning with the 2027 Annual Meeting of Stockholders. This change provides for the annual election of all Directors phased-in over a three-year period. With this change to the Certificate of Incorporation:

•	the nominees elected at the 2027 Annual Meeting of Stockholders (and at each subsequent Annual Meeting) will be elected for one-year terms;
•	beginning with the 2028 Annual Meeting of Stockholders, a majority of the Directors will be elected annually; and
•	following the 2029 Annual Meeting of Stockholders, the entire Board will be elected annually.

Corporate Governance Highlights

We regularly review board and corporate governance practices to ensure accountability and enhance boardroom effectiveness.

BOARD PRACTICES

Annual Board and Committee evaluations

6 of 7 Directors are independent

Quarterly review of artificial intelligence and cybersecurity matters with the Board

Quarterly executive sessions held without management present

CORPORATE GOVERNANCE PRACTICES

Lead Independent Director with significant responsibilities

Annual Board elections in 2027 (phased approach)

Majority vote standard in 2027

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Board of Directors and Corporate Governance

Nominees for Director

Class I Directors for a term expiring at our 2029 Annual Meeting of Stockholders

Age: 70 Director since 2020 Committees: Audit Committee Sustainability Committee Enterprise Risk Management Committee

Daryl Bradley

We believe Mr. D. Bradley is qualified to serve on our Board due to his valuable industry knowledge and practical management experience in insurance and reinsurance. His experience and expertise in human capital and compensation, corporate governance and non-financial risks are important to Palomar’s success.

Mr. D. Bradley has served as a member of our Board of Directors since May 2020 and on the boards of directors of our subsidiaries since June 2020. He currently serves on the Board of Directors of Coverys, a leading provider of medical professional liability insurance where he also serves on the Audit and Financial Operations Committees. From 1995 to 2018, Mr. D. Bradley held various roles at Everest Reinsurance Company, a reinsurance and insurance company, most recently acting as Executive Vice President and Head of International Insurance from February 2015 to January 2018. Prior to that, he served as Executive Vice President and President of Insurance Operations, Chairman of Everest Insurance Company of Canada, and President and Board member of Everest’s statutory primary insurance companies from August 2007 to February 2015. Earlier in his career, Mr. D. Bradley held positions at Continental Insurance Corporation from 1992 to 1995 and Fireman’s Fund Insurance Company from 1982 to 1992. Mr. D. Bradley earned his B.A. in Political Science from the University of Chicago.

Age: 68 Director since 2024 Committees: Audit Committee Compensation Committee Enterprise Risk Management Committee Investment Committee

Thomas Bradley

We believe Mr. T. Bradley is qualified to serve on our Board due to his extensive executive and board-level experience with publicly traded insurance and reinsurance companies. His background in these areas provides valuable insight and leadership expertise that contribute to our organization’s growth and strategic direction.

Mr. T. Bradley is the former Executive Chairman and Chief Executive Officer of Argo Group International Holdings, Ltd. (“Argo”) (NYSE: ARGO), where he led a review of strategic alternatives that resulted in the company’s sale to Brookfield in 2023. He also served on Argo’s Board of Directors from August 2018 and as Chairman from April 2020 until November 2023. Since November 2021, he has served on the Board of Directors of Horace Mann Educators Corporation, an insurance and financial services company (NYSE: HMN), where he acts as the Chair of its Audit Committee. He has also served on the board of CopperPoint Insurance Company since December 2023 and chairs its Finance & Investment Committee. In December 2025, he joined the Board of Directors of Canopious Insurance. Previously, Mr. T. Bradley served as the Chief Financial Officer and Executive Vice President of Allied World Assurance Company Holdings, a global provider of insurance and reinsurance solutions, from 2012 until 2018. During his more than 40-year career, Mr. T. Bradley also acted as the Executive Vice President and Chief Financial Officer for two other public companies, Fair Isaac Corporation and the St. Paul Companies. He also held senior financial and operational positions at Zurich Insurance Group, including Chief Financial Officer of North America and Chief Executive Officer of the Universal Underwriters Group. Mr. T. Bradley received a B.S. in Accounting from the University of Maryland and an M.B.A. with a concentration in Finance from Loyola University.

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Board of Directors and Corporate Governance

Continuing Directors

Class II Directors with a term expiring at our 2027 Annual Meeting of Stockholders

Age: 55 Director since 2019 Committees: Audit Committee Nominating and Corporate Governance Committee Investment Committee

Catriona M. Fallon

We believe Ms. Fallon is qualified to serve on our Board because of her vast experience as a senior executive and her strategic financial insight. Her expertise, including her roles as Chief Financial Officer and as a board member across publicly traded companies of various sizes, are crucial to Palomar’s continued growth and success.

Ms. Fallon has served as a member of our Board of Directors since May 2019 and on the boards of directors of our subsidiaries since April 2024. She currently serves on the Board of Directors for Arlo Technologies, Inc., a smart home technology Company based in Carlsbad, CA (Nasdaq: ARLO). Previously, she served on the board of General Fusion, a Canadian company pursuing the fastest and most practical path to commercial fusion energy. Ms. Fallon also previously served on the Board of Directors of Cray Inc. (Nasdaq: CRAY), until its acquisition by Hewlett Packard Enterprise. She is an Executive Advisor and Investor, offering Chief Financial Officer advisory services and strategies to pre-IPO companies. Ms. Fallon previously served as Chief Financial Officer for several technology companies, including Aktana, a software and services company; Hitachi Vantara, a multi-billion-dollar digital solutions subsidiary of Hitachi, Ltd.; Silver Spring Networks where she helped to execute the sale of the company to Itron; Marin Software, a company providing software as a service to optimize online advertising; and SambaNova Systems, Inc., an AI semiconductor and cloud-based AI software provider. She has held other leadership positions across technology companies including Cognizant Technology Solutions and Hewlett-Packard. Early in her career, she worked as an equity analyst at Citigroup Investment Research and held roles with Piper Jaffray & Company, and McKinsey & Company. Ms. Fallon holds an M.B.A. from Harvard Business School, and a B.A. in Economics from UCLA.

Age: 60 Director since 2021 Committees: Audit Committee Compensation Committee Sustainability Committee

Daina Middleton

We believe Ms. Middleton is qualified to serve on our Board because of her deep expertise in digital and channel marketing, data, analytics and artificial intelligence (“AI”). Her tenure as a former Chief Executive Officer combined with her board and committee service across publicly traded and privately held companies contributes invaluable perspective to our organization.

Ms. Middleton has served as a member of our Board of Directors since July 2021. She is a co-founder of PrismWork, a leadership and culture consultancy. She was formerly the Chief Executive Officer of Britelite Immersive, an experiential creative technology company that built immersive and interactive client experiences, which was sold to a strategic acquirer in November 2021. Previously, she served as the Chief Executive Officer of Ansira, an independent marketing technology and services company focused on customer relationship development. Prior to that, she held top-level management positions with Twitter; Performics - a global performance marketing solutions firm-, and Hewlett-Packard, where she led global advertising. Over her nearly 30-year career, Ms. Middleton has consulted broadly across industries to assist management in leading global teams, optimizing digital marketing and nurturing company culture. She currently serves on the Board of Directors of Marin Software (Nasdaq: MRIN) and two private equity-backed marketing services companies: Level Agency and Bond Brand Loyalty. Additionally, she is an advisor for several early-stage, women-founded companies. Ms. Middleton serves as a member of Oregon State University’s School of Arts & Communication Advisory Council, where she received a B.A. in Technical Journalism. Additionally, Ms. Middleton earned certifications in AI Strategy from MIT and Sustainability Strategy from Stanford University.

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Board of Directors and Corporate Governance

Age: 54 Director since 2019 Committees: Compensation Committee Nominating and Corporate Governance Committee Investment Committee

Richard H. Taketa

We believe Mr. Taketa is qualified to serve on our Board due to his extensive executive experience in the insurance industry and proven track record as a director of several publicly traded and privately held companies. His expertise in mergers and acquisitions, capital markets, and investment strategies is helpful to Palomar’s continued growth and success.

Mr. Taketa, our Lead Independent Director, has served as a member of our Board of Directors since March 2019 and on the boards of directors of our subsidiaries since October 2018. Mr. Taketa serves as President of Taketa Capital Corporation, where he has worked since September 2018. Mr. Taketa served as Chief Executive Officer and President of York Risk Services Group, Inc. (“York”), from January 2014 through September 2018; previously, he held the positions of Chief Operating Officer, Chief Strategy Officer, and President at numerous York divisions and subsidiaries since 2006. Prior to joining York, he served as the Chief Executive Officer of Southern California Risk Management Associates and practiced law as an associate at DLA Piper LLP. Mr. Taketa currently serves on the Board of Directors of Veritone, Inc. (Nasdaq: VERI), Farmers and Merchants Bank of Long Beach (OTC: FMBL), and several privately held companies. He is a member of both the Strategic Advisory Board of Genstar Capital, a private equity investment firm, and the Board of Trustees of the Hoag Hospital Foundation, previously serving on the Hoag Memorial Hospital Board. Mr. Taketa earned his B.A. in Economics from Colgate University and his J.D. from Stanford Law School.

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Board of Directors and Corporate Governance

Class III Directors with a term expiring at our 2028 Annual Meeting of Stockholders

Age: 51 Director since 2014 Committees: Sustainability Committee Enterprise Risk Management Committee Investment Committee

Mac Armstrong

We believe Mr. Armstrong is qualified to serve on our Board of Directors due to his extensive experience leading insurance companies and his deep industry knowledge. As the founder of the Company, Mr. Armstrong has been instrumental in shaping its strategic vision and guiding its success from inception. His extensive leadership background in both insurance and private equity equips him with a unique perspective and strategic understanding that is invaluable for steering the Company forward.

Mr. Armstrong has served as our Chief Executive Officer and a Director since February 2014 and Chairman of our Board of Directors since June 2020. Prior to joining our Company, Mr. Armstrong served as the President of Arrowhead General Insurance Agency, which he joined in June 2009, having previously served as Chief Financial Officer and Chief Operating Officer. Mr. Armstrong led the sale of Arrowhead to Brown & Brown, Inc. (NYSE: BRO) in January 2012. Mr. Armstrong’s prior experience includes roles at Spectrum Equity Investors, a private equity investment firm, where he led the insurance investing practice, and at Alex. Brown & Sons/ BT Alex. Brown Inc., an investment bank acquired by Deutsche Bank. Additionally, he is a member of both the Board of Advisors of Cloverlay Investment Management LLC, a private equity investment firm, and the Board of Trustees of the Bishop’s School. Mr. Armstrong earned an A.B. from Princeton University.

Age: 65 Director since 2020 Committees: Compensation Committee Nominating and Corporate Governance Committee Enterprise Risk Management Committee

Martha Notaras

We believe Ms. Notaras is qualified to serve on our Board, given her extensive experience working with emerging private and publicly traded companies. She brings a wealth of knowledge from over 30 years as a strategic investor and venture capitalist in insurance and insurance-related industries, using her long-standing board service to provide the Company with valuable insight.

Ms. Notaras has served as a member of our Board of Directors since February 2020. Ms. Notaras is General Partner at Brewer Lane Ventures, investing in early stage insurtech and fintech companies. Prior to joining Brewer Lane Ventures, Ms. Notaras was Partner at XL Innovate, where she invested in early stage insurtechs, including Lemonade (NYSE: LMND), which went public in 2020. Ms. Notaras currently serves on the board of ATTOM Data, a Lovell Minnick portfolio company, and Powerlytics, a portfolio company of Brewer Lane Ventures. Previously, she led corporate development for the business analytics division of the Daily Mail, where she acquired 20 companies, including insurtech pioneer Risk Management Solutions. Ms. Notaras has served as Board Director for many early- and growth-stage companies focused on fintech, insurtech, proptech, edtech and digital media. Her prior experience includes investment banking at Merrill Lynch and commercial banking at Credit Suisse. Ms. Notaras earned her A.B. Cum Laude from Princeton University and her M.B.A. from Harvard Business School, where she was named a Baker Scholar, an award recognizing graduates in the top five percent of the class.

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Board of Directors and Corporate Governance

Director Independence

The Board has reviewed the independence of each current Director and determined that Mss. Fallon, Middleton and Notaras and Messrs. D. Bradley, T. Bradley, and Taketa, representing six of our seven Directors, are “Independent” as defined under the rules of Nasdaq, and are Non-Employee Directors as defined in Rule 16b-3 of the Exchange Act.

The Board also determined that Ms. Fallon (Chairperson), Mr. D. Bradley, Mr. T. Bradley and Ms. Middleton, who currently comprise our Audit Committee, satisfy the listing standards of Nasdaq and the U.S. Securities and Exchange Commission (“SEC”) for independence and service on our Audit Committee. The Board also determined that Mr. Taketa (Chairperson), Mr. T. Bradley, Ms. Middleton, and Ms. Notaras, who currently serve on our Compensation Committee, satisfy the independence standards for compensation committees established by SEC rules and the listing standards of Nasdaq. The Board has also determined that Ms. Notaras (Chairperson), Ms. Fallon and Mr. Taketa, who currently serve on our Nominating and Corporate Governance Committee, satisfy the independence standards for nominating committees established by applicable SEC rules and the listing standards of Nasdaq.

In evaluating the independence of Mss. Fallon, Middleton and Notaras and Messrs. D. Bradley, T. Bradley and Taketa, the Board considered their current and historical employment, any compensation received from the Company, any transactions they are involved in with the Company, their beneficial ownership of the Company’s capital stock, their ability to exert control over Palomar, all other material relationships they have had with us and the same facts with respect to their immediate family. The Board also considered all other relevant facts and circumstances known to it in making this independence determination.

Board Leadership Structure

The Board of Directors recognizes that a key responsibility is to evaluate and determine the leadership structure that best supports effective oversight of management and long-term shareholder value. Our Bylaws and Corporate Governance Guidelines provide the Board of Directors with the flexibility to separate or combine the roles of Chairman of the Board and Chief Executive Officer (or “CEO”) as it deems appropriate. After consideration, the Board has determined that the Company currently benefits from a combined Chairman and CEO structure. Mac Armstrong serves as both Chairman of the Board and CEO, while Richard H. Taketa serves as our Lead Independent Director. The Board believes this structure promotes Board leadership and alignment on the Company’s strategic growth. As the Company’s founder, Mr. Armstrong brings deep institutional knowledge and a unique perspective on strategy and operations. The Board of Directors believes his leadership is instrumental in setting the Company’s direction and advancing its long-term objectives.

To ensure effective corporate governance, the Board of Directors has appointed a strong Lead Independent Director with clearly defined responsibilities. The Lead Independent Director:

•	presides over all meetings of the Board where the Chairman of the Board is not present as well as all executive sessions;
•	facilitates communication between our Chairman of the Board and the Independent Directors;
•	provides the Chairman of the Board with feedback and counsel concerning Board activities and interaction;
•	provides leadership to the Board when the Chairman of the Board may otherwise be, or perceived to be, conflicted; and
•	leads the Board of Directors in governance matters in coordination with our Nominating and Corporate Governance Committee and Compensation Committee, including the evaluation and compensation of our CEO.

Board Meetings and Committees

During 2025, the Board held eight meetings (including regularly scheduled and special meetings), and each Director attended more than 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he or she served as a Director and (ii) the total number of meetings held by all Committees of the Board on which he or she served during the periods that he or she served.

It is the policy of the Board to regularly have separate meeting times for Independent Directors without management. Although there is not a formal policy regarding attendance by members of the Board at Annual Meetings of Stockholders, we encourage, but do not require, Directors to attend. Six Directors serving on the Board as of the 2025 Annual Meeting were present.

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Board of Directors and Corporate Governance

The Board has established six standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Sustainability Committee, the Enterprise Risk Management Committee and the Investment Committee. The composition and responsibilities of each committee are described below.

Name	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Sustainability Committee	Enterprise Risk Management Committee	Investment Committee
Daryl Bradley	✓	Member			Member	Chair	
Thomas Bradley	✓	Member	Member			Member	Chair
Mac Armstrong					Member	Member	Member
Martha Notaras	✓		Member	Chair		Member	
Catriona M. Fallon	✓	Chair		Member			Member
Daina Middleton	✓	Member	Member		Chair		
Richard H. Taketa	✓		Chair	Member			Member

● Chair ● Member

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Board of Directors and Corporate Governance

Board Oversight of Risk

While management is responsible for the day-to-day management of the risks facing our Company, the Board of Directors maintains ultimate oversight of the risk management framework through regular review of our operational, financial, legal and strategic exposures. Senior management participates in quarterly meetings of the Board, provides updates on business operations including emerging risks and mitigation strategies and remains available to address any questions or concerns raised by the Board.

The Board’s six Committees further support this oversight by monitoring risk within their respective areas of responsibility. When a committee reviews a matter involving material risk, each committee chair reports key discussions and recommendations to the full Board of Directors.

Audit Committee	Reviews and discusses with management the Company’s major financial risk exposures, internal controls over financial reporting, disclosure controls and procedures, related party transactions and code of conduct
Compensation Committee	Monitors and assesses risks associated with the Company’s compensation strategy and policies
Nominating and Corporate Governance Committee	Oversees management of risk associated with Board organization, membership and structure, CEO and executive officer succession planning, and corporate governance
Sustainability Committee	Oversees reporting and disclosures with respect to sustainability, environmental, health and safety, corporate governance, corporate social responsibility and other public matters
Enterprise Risk Management Committee	Assists in setting the Company’s general strategy with respect to enterprise risk management and cybersecurity, and to consider and recommend policies and practices that conform with the strategy
Investment Committee	Assists management in setting the long-term strategy of the Company’s investment portfolio, while ensuring its adherence to the Company’s investment policy statement and modeled risk tolerance

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Board of Directors and Corporate Governance

Audit Committee

The members of the Audit Committee are Ms. Fallon (Chairperson), Mr. D. Bradley, Mr. T. Bradley and Ms. Middleton. All members of the Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Marketplace Rules. The Board of Directors has determined that Catriona M. Fallon is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the Nasdaq Stock Market. The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and the audit fee;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	reviews (a) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (b) the Company’s independent auditor’s attestation, and report, on the assessment made by management, in each case, as and when required by Section 404 of the Sarbanes-Oxley Act of 2002. Discusses with management, the internal audit group, and the independent auditor any changes in internal control over financial reporting disclosed or considered for disclosure in the Company’s periodic filings with the SEC;
•	reviews with management and the Company’s independent auditor any reports or disclosure submitted by management to the Audit Committee as contemplated by the certifications required under Section 302 of the Sarbanes-Oxley Act of 2002;
•	reviews related party transactions;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•	is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•	reviews our critical accounting policies and estimates; and
•	is responsible for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

The Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. A copy of the charter of the Audit Committee is available in the Governance section of our Investors page on our website at www.plmr.com. During 2025, our Audit Committee held six meetings.

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Board of Directors and Corporate Governance

Compensation Committee

The Compensation Committee consists of Mr. Taketa (Chairperson), Mr. T. Bradley, Ms. Middleton and Ms. Notaras. The Compensation Committee reviews and recommends policies relating to compensation and benefits of the Company’s officers and employees and may obtain advice or assistance from compensation consultants, independent legal counsel, accounting or other advisors as appropriate. Among other matters, the Compensation Committee:

•	reviews and recommends corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;
•	evaluates the performance of these officers in light of those goals and objectives and recommends to the Board of Directors the compensation of these officers based on such evaluations;
•	recommends to the Board of Directors the issuance of equity awards under our stock plans; and
•	reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.

The Compensation Committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our Compensation Committee is available in the Governance section of our Investors page on our website at www.plmr.com. The Compensation Committee held four meetings during 2025.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during the last fiscal year is or has at any time been an officer or employee of ours. None of our executive officers currently serves, or in the past year has served, on the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Ms. Notaras (Chairperson), Ms. Fallon and Mr. Taketa. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are Board organization and corporate governance. Among other matters, the Nominating and Corporate Governance Committee:

•	identifies candidates qualified to become directors, consistent with criteria approved by the Board of Directors;
•	recommends to the Board of Directors nominees for election as directors at the next Annual Meeting of Stockholders or a special meeting of stockholders at which directors are to be elected, and recommends directors to serve on the other committees of the Board of Directors;
•	recommends to the Board of Directors candidates to fill vacancies and newly created directorships on the Board;
•	identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;
•	develops and recommends to the Board of Directors CEO and executive officer succession planning; and
•	oversees the evaluation of the Board of Directors and its Committees.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of the Nominating and Corporate Governance Committee is available in the Governance section of our Investors page on our website at www.plmr.com. The Nominating and Corporate Governance Committee held four meetings during 2025.

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Board of Directors and Corporate Governance

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee use the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board:

•	Candidates recommended by stockholders are evaluated in the same manner as candidates recommended to the Nominating and Corporate Governance Committee from other sources.
•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Corporate Governance Committee will consider the following:
—	any specific minimum qualifications that it believes must be met by a nominee for a position on the Board;
—	any specific qualities or skills that it believes are necessary for one or more of the Board members to possess; and
—	the desired qualifications, expertise, experience, and characteristics of Board members, with the goal of developing an experienced and highly qualified Board.
•	The Nominating and Corporate Governance Committee may engage a third-party recruitment firm to support the identification and evaluation of director candidates. In 2025, the Nominating and Corporate Governance Committee engaged Russell Reynolds Associates, an executive search and leadership advisory firm, to identify and assess director candidates.
•	For Board membership, the criteria considered includes independence, diversity of experience, demonstrated leadership, and the ability to exercise sound judgment. The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. Although there is no specific policy regarding diversity in identifying director nominees, both the Nominating and Corporate Governance Committee and the Board seek the talents, backgrounds and perspectives that would be most helpful to us in selecting director nominees. In particular, the Nominating and Corporate Governance Committee, when recommending director candidates to the full Board for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Stockholder Recommendations for Nominations to the Board

A stockholder that wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential candidate for director must direct the recommendation in writing to Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. The Nominating and Corporate Governance Committee and the Board will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

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Board of Directors and Corporate Governance

Communications with the Board of Directors

In cases where stockholders and other interested parties wish to communicate directly with non-management Directors, messages can be sent to Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, Attention: Secretary. The Company’s Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly scheduled meeting of the Board. The Board generally meets on a quarterly basis. Where the nature of a communication warrants, the Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate Committee of the Board or non-management Director, of independent advisors or of Company management, as the Secretary considers appropriate.

The Company’s Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management Directors is administered by the Company’s Nominating and Corporate Governance Committee. This procedure does not apply to:

(a)	communications to non-management Directors from Officers or Directors of the Company who are stockholders,
(b)	stockholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, or
(c)	communications to the Audit Committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

Sustainability Committee

The Sustainability Committee consists of Ms. Middleton (Chairperson), Mr. Armstrong and Mr. D. Bradley. The principal responsibility of the Sustainability Committee is to oversee environmental, health and safety, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to the Company (collectively “Sustainability Matters”). Among other matters, the Sustainability Committee:

•	assists in setting the Company’s general strategy with respect to Sustainability Matters, and considers and recommends policies, practices, and disclosures that conform with the strategy;
•	assists in overseeing internal and external communications regarding the Company’s position or approach to Sustainability Matters;
•	considers current and emerging Sustainability Matters that may affect the business, operations, performance, or public image of the Company or are otherwise pertinent to the Company and its stakeholders, and makes recommendations on how the Company’s policies, practices and disclosures can adjust to or address current trends;
•	makes periodic visits, as individual members or as a committee, to operational locations in order to become familiar with the nature of the operations and review relevant objectives, procedures, and performance with respect to Sustainability Matters; and
•	advises the Company on stockholder proposals and other significant stakeholder concerns relating to Sustainability Matters.

The Sustainability Committee operates under a written charter, a copy of which is available in the Governance section of our Investors page on our website at www.plmr.com. There were four meetings held by the Sustainability Committee during 2025.

Sustainability & Citizenship Report

A copy of our annual Sustainability & Corporate Citizenship Report can be found on our Sustainability portal at http://www.plmr.com/sustainability under the “Palomar Sustainability Resources” section.

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Board of Directors and Corporate Governance

Enterprise Risk Management Committee

The Enterprise Risk Management (“ERM”) Committee consists of Mr. D. Bradley (Chairperson), Mr. T. Bradley, Mr. Armstrong and Ms. Notaras. The principal duties and responsibilities of the ERM Committee are to oversee strategy related to enterprise risk, artificial intelligence (“AI”), and cybersecurity. Among other matters, the ERM Committee:

•	assists in setting the Company’s general strategy with respect to enterprise risk management, AI and cybersecurity, and recommends policies and practices that conform with the strategy;
•	assists in overseeing internal and external material communications regarding the Company’s position or approach to enterprise risk management, AI and cybersecurity;
•	considers current and emerging enterprise risks that may affect the performance or public image of the Company or are otherwise pertinent to the Company and its stakeholders, and recommends how the Company’s policies and practices can adjust to or address current macro trends;
•	monitors the interrelationships of the Company’s risk profile;
•	assesses and monitors the Company’s risk management framework employed to manage enterprise risks, AI and cybersecurity; and
•	advises the Company on stockholder proposals and other significant stakeholder concerns relating to enterprise risk management, AI and cybersecurity.

The ERM Committee operates under a written charter, a copy of which is available in the Governance section of our Investors page on our website at www.plmr.com. There were four meetings held by the ERM Committee during 2025.

Investment Committee

The Investment Committee consists of Mr. T. Bradley (Chairperson), Mr. Armstrong, Ms. Fallon and Mr. Taketa. The principal duties and responsibilities of the Investment Committee are to oversee the strategy of the Company’s investment portfolio and ensure adherence to the Company’s investment policy. Among other matters, the Investment Committee:

•	manages the Company’s investment policy in concert with management and recommends any future changes to the Board for approval;
•	approves the selection of external investment managers, consultants and custodians based on the recommendations from management;
•	confirms compliance with regulatory requirements; and
•	reviews the investment strategy, the Company’s investment activities and performance relative to the investment policy.

The Investment Committee operates under a written charter, a copy of which is available in the Governance section of our Investors page on our website at www.plmr.com. There were two meetings held by the Investment Committee in 2025.

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Board of Directors and Corporate Governance

Corporate Governance Guidelines and Code of Conduct and Ethics

The Board has adopted Corporate Governance Guidelines addressing, among other matters, the qualifications and responsibilities of our Directors and director candidates and overall corporate governance policies and standards. The Board has also adopted a Code of Conduct and Ethics applicable to all employees, officers, and directors, including the Chief Executive Officer, Chief Financial Officer, and other executive and senior officers. The full text of the Corporate Governance Guidelines and Code of Conduct and Ethics is available in the Governance section of our Investors page on our website at www.plmr.com. We intend to disclose any amendments to, or waivers of, the Code of Conduct and Ethics for Directors and executive officers on the same website within four business days of such amendment or waiver.

Insider Trading Policy

The Board has adopted insider trading policies and procedures, including an Insider Trading Policy, which governs transactions in our securities by our Directors, officers and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards.

A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our 2025 Annual Report on Form 10-K.

Delinquent Section 16(a) Reports

To our knowledge, based solely on our review of the copies of such reports furnished to the Company and written representations to the Company, we believe that for 2025, all filing requirements applicable to the Company’s officers, Directors and greater than 10% beneficial owners pursuant to Section 16(a) of the Exchange Act, were complied with, other than the following:

One Form 4 was filed late relating to Mac Armstrong. The Form 4 was filed late on January 21, 2025 due to an administrative error and was related to the vesting of restricted stock on January 15, 2025.

One Form 4 was filed late relating to Tim Carter. The Form 4 was filed late on July 2, 2025 due to an administrative error and was related to the vesting of restricted stock on June 28, 2025.

Director Compensation

The Compensation Committee adopted a formal non-employee director compensation program to attract and retain independent, qualified candidates to serve on the Board by providing competitive compensation and aligning the interest of our non-employee directors with those of our stockholders through long-term equity incentives. The Board determines director compensation after considering the recommendations of the Nominating and Corporate Governance Committee and the Compensation Committee. The Compensation Committee reviews director compensation annually, assisted by its independent compensation consultant, Pay Governance LLC (“Pay Governance”), a leading independent global executive and director compensation advisory firm.

In setting non-employee director compensation recommendations, the Committee considers various factors including market comparison studies and trends, the responsibilities of directors generally, including committee chairs, and the amount of time that directors expend in fulfilling their duties. The Committee utilizes a balance of cash and equity. Elements of the 2025 Director Compensation were as follows:

•	annual board member service retainer payable in quarterly cash installments;
•	annual committee chair cash retainer (in lieu of annual committee member service retainer) payable in quarterly cash installments;
•	annual equity retainer payable in Restricted Stock Units (“RSUs”) in connection with the Annual Meeting with a 1-year cliff vesting schedule;
•	equity incentives payable to new directors in RSUs with a 1-year cliff vesting schedule;
•	annual professional development program reimbursement up to a specified amount; and
•	reimbursement of reasonable out-of-pocket expenses incurred by the director in connection with attending board and committee meetings.

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Board of Directors and Corporate Governance

The following table sets forth information regarding compensation earned by our non-employee directors for service on the Board of Directors and the boards of directors of our subsidiaries during the year ended December 31, 2025. Directors who are also employees receive no additional compensation for their service as a director. Accordingly, Mr. Armstrong’s compensation as a Named Executive Officer is discussed under “Executive Compensation-Compensation Discussion & Analysis.”

2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Daryl Bradley	135,000	114,986	—	249,986
Thomas Bradley	130,000	114,986	—	244,986
Catriona M. Fallon	150,000	114,986	—	264,986
Daina Middleton	135,000	114,986	—	249,986
Martha Notaras	135,000	114,986	—	249,986
Richard H. Taketa	180,000	114,986	—	294,986

(1)	Amounts in this column reflect compensation earned in 2025 for service as a member of the Board and as a member of the boards of directors of our subsidiaries.
(2)	In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of RSUs, as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by our non-employee Directors upon the vesting of such equity awards or the sale of the common stock underlying such awards.

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Proposal No. 1
Election of Directors

Under our governing documents, the Board has the power to set the number of directors from time to time by resolution. We currently have seven authorized directors serving on the Board, of which six directors are “Independent” as defined under Nasdaq listing standards. In accordance with our Certificate of Incorporation, the Board is divided into three classes with staggered three-year terms. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Board may have the effect of delaying or preventing changes in control of the Company. In 2022, we amended and restated our Certificate of Incorporation to provide that our directors will be elected for one-year terms beginning with the 2027 Annual Meeting of Stockholders.

At the Annual Meeting, two Class I directors will be elected for three-year terms. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Daryl Bradley and Thomas Bradley to stand for re-election by stockholders, in each case for a three-year term expiring at the 2029 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

Nominees for Director

The Nominating and Corporate Governance Committee has recommended, and the Board has approved, Daryl Bradley and Thomas Bradley as nominees for election as Class I directors at the Annual Meeting.

If elected, Daryl Bradley and Thomas Bradley will serve as Class I directors until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. D. Bradley and Mr. T. Bradley. We expect that Mr. D. Bradley and Mr. T. Bradley will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of the Class I directors requires a plurality of the votes cast by stockholders entitled to vote at the meeting thereon to be approved. Abstentions and broker non-votes will have no effect on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR THREE-YEAR TERMS.

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Proposal No. 2
Advisory Vote to Approve Named Executive Officer
Compensation (“Say-On-Pay-Vote”)

We are asking stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (which consist of our Chief Executive Officer, Chief Financial Officer, and next three highest paid executives) as described in detail in the section of this Proxy Statement titled “Executive Compensation.” We urge stockholders to carefully read the “2025 Summary Compensation Table” and related compensation tables that follow it.

Our executive compensation program utilizes a pay-for-performance approach. The executive compensation program is designed to deliver compensation in accordance with Company performance with a large percentage of compensation at risk through long-term equity awards and annual cash incentive awards. These awards are “at risk” and linked to Company performance, consistent with our belief that a significant amount of executive compensation should be in the form of equity and that an even greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for the Company’s performance. Approximately 83% of the CEO’s 2025 total direct compensation and approximately 72% of the average 2025 total direct compensation of other Named Executive Officers, was at-risk, consisting of annual bonus, Performance Stock Units (“PSUs”) and RSUs.

The Board and the Compensation Committee believe that the compensation policies and procedures described in this Proxy Statement are effective in achieving our compensation objectives. Therefore, in accordance with Section 14A of the Exchange Act, we ask our stockholders to approve, on a non-binding advisory basis, the compensation of the Named Executive Offices, as described in “Executive Compensation—Compensation Discussion and Analysis”, the 2025 Summary Compensation Table and the related compensation tables notes in this Proxy Statement for the 2026 Annual Meeting of Stockholders.

Vote Required

The approval of the compensation of the Named Executive Officers requires the affirmative majority of votes cast. Abstentions and broker non-votes will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

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Proposal No. 3
Ratification of Appointment of Independent
Registered Public Accounting Firm

Ratification of Appointment

At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2026. Stockholder ratification of the appointment of Ernst & Young LLP is not required by the Company’s Bylaws or other applicable legal requirements. However, the Board is submitting the appointment of Ernst & Young LLP to the Company’s stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the fiscal year ending December 31, 2026, if the Audit Committee believes that such a change would be in the best interests of Palomar and its stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees(1)	$ 2,774,000	$2,292,000
Audit-Related Fees(2)	0	131,000
Tax Fees(3)	—	—
All Other Fees(4)	45,000	—
Total Fees	$2,819,000	$2,423,000

(1)	“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
(2)	“Audit-Related Fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	“Tax Fees” consist of fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” consist of fees billed for products and services other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees.

Auditor Independence

In 2025, there were no other professional services provided by Ernst & Young LLP that would have required the Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

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Proposal No. 3
Ratification of Appointment of Independent
Registered Public Accounting Firm

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has established a policy governing our use of the services of the independent registered public accounting firm. Under the policy, the Audit Committee is required to pre-approve all audit and permissible non-audit services performed by the Company’s independent registered public accounting firm to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2025 and 2024 were pre-approved by the Audit Committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative majority of votes cast. Abstentions and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2026.

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Audit Committee Report

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the U.S. Securities and Exchange Commission (“SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Palomar Holdings, Inc., or the Company, specifically incorporates it by reference in such filing.

The Audit Committee serves as the representative of the Board with respect to its oversight of:

•	the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;
•	the integrity of the Company’s financial statements;
•	compliance with legal and regulatory requirements, and the efficacy of and compliance with corporate policies;
•	inquiring about significant risks, reviewing policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and
•	the independent registered public accounting firm’s appointment, qualifications, and independence.

The Audit Committee also reviews the performance of the Company’s independent registered public accounting firm, Ernst & Young LLP, in the annual audit of the Company’s financial statements and in assignments unrelated to the audit and reviews the independent registered public accounting firm’s fees.

The members of the Audit Committee are currently Catriona M. Fallon (Chairperson), Daryl Bradley, Thomas Bradley, and Daina Middleton. Each of the members of the Audit Committee is an “independent director” as currently defined in the applicable Nasdaq and SEC rules. The Board of Directors has also determined that Ms. Fallon is an “Audit Committee financial expert” as described in applicable rules and regulations of the SEC.

The Audit Committee provides the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board. The Audit Committee reviews the Company’s financial disclosures and meets privately, outside the presence of management, with the Company’s independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s 2025 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to the Board.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC. The Audit Committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2026. The Board recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Catriona M. Fallon (Chair)

Daryl Bradley
Thomas Bradley
Daina Middleton

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Executive Officers

Each executive officer serves at the discretion of the Board and holds office until their successors are duly elected and qualified or until their earlier resignation or removal. There are no family relationships among any of the Directors or executive officers.

Age: 51 Chairman of the Board and Chief Executive Officer

Mac Armstrong

Mr. Armstrong has served as our Chief Executive Officer and a Director since February 2014 and Chairman of the Board of Directors since June 2020. Prior to joining our Company, Mr. Armstrong served as the President of Arrowhead General Insurance Agency, which he joined in June 2009, previously holding the positions of Chief Financial Officer and Chief Operating Officer. Mr. Armstrong led the sale of Arrowhead to Brown & Brown, Inc. in January 2012. Mr. Armstrong’s prior experience includes Spectrum Equity Investors, a private equity investment firm where he led the insurance investing practice and Alex. Brown & Sons/ BT Alex. Brown Inc., an investment bank acquired by Deutsche Bank. Mr. Armstrong is a member of both the Board of Advisors of Cloverlay Investment Management LLC, a private equity investment firm, and the Board of Trustees of the Bishop’s School. Mr. Armstrong earned an A.B. from Princeton University.

Age: 52 Chief Financial Officer

Chris Uchida

Mr. Uchida has served as our Chief Financial Officer since September 2017 and our Corporate Secretary from March 2019 to February 2021. Mr. Uchida previously served as our Senior Vice President, Operations from June 2015 through September 2017.

Prior to joining our Company, Mr. Uchida served as the Executive Vice President and Chief Accounting Officer at Arrowhead, which he joined in October 2004. Prior to joining Arrowhead, he was a Tax Manager at PricewaterhouseCoopers LLP. Mr. Uchida earned a B.S. and M.S. from San Diego State University and is a California Certified Public Accountant.

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Executive Officers

Age: 46 President

Jon Christianson

Mr. Christianson has served as our President since April 2022. After joining in February 2014, he served as Chief Operating Officer until September 2020 and then as Chief Underwriting Officer from August 2020 to April 2022. Prior to joining our Company, Mr. Christianson served as a Vice President of Holborn Corporation from April 2010 to December 2013. Mr. Christianson started his career with John B. Collins Associates in Minneapolis in 2002, where he serviced both casualty and property business. Mr. Christianson earned a B.A. in Economics from St. Olaf College.

Age: 54 Chief Risk Officer

Jon Knutzen

Mr. Knutzen has served as our Chief Risk Officer since joining Palomar in April 2019. Prior to joining our Company, Mr. Knutzen was a Partner at TigerRisk Partners from May 2017 to April 2019 where he led the firm’s Property Specialty and Reinsurance Solutions Practice. Prior to this position, Mr. Knutzen was an Executive Vice President at BMS Intermediaries from September 2016 to March 2017 and a Partner at Advocate Reinsurance Partners (acquired by BMS Intermediaries) from March 2015 to September 2016. Prior to this position, Mr. Knutzen served as Property Specialty Practice leader at TigerRisk from April 2013 to March 2015. Prior to TigerRisk, Mr. Knutzen held various leadership positions with reinsurance intermediaries Holborn Corporation, Guy Carpenter and John B. Collins Associates. Mr. Knutzen earned a B.S. from South Dakota State University.

Age: 48 Chief Operating Officer

Rodolphe Hervé

Mr. Hervé has served as our Chief Operating Officer since July 2024. Prior to joining Palomar, Mr. Hervé served as the global head of property and casualty operations for SCOR SE, a global reinsurance company, where he led international teams in charge of insurance, reinsurance, claims, and pricing and modeling processes.

Mr. Hervé also served in multiple roles at SCOR SE, including Specialty Insurance Global Chief Technical Officer and Chief Executive Officer North America & Global Head of Operations Insurance, since February 2020. Prior to SCOR SE, Mr. Hervé served in various roles at QBE North America, a division of QBE Insurance Group Limited, from October 2010 until February 2020, including as SVP, Head of Business Enablement, and SVP, Operations & Transformations. Mr. Hervé earned his M.B.A. from the University of Pennsylvania’s Wharton School of Business. He received his master’s in management from ESCP Business School (formerly ESCP-EAP).

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Executive Officers

Age: 57 Chief Legal Officer and Corporate Secretary

Angela Grant

Ms. Grant has served as our Chief Legal Officer since November 2020 and our Corporate Secretary since February 2021. Additionally, Ms. Grant also served as Interim Chief People Officer from February 2024 to June 2024. Before joining our Company, Ms. Grant served as Chief Legal and Innovation Officer at CSE Insurance Group (“CSE”) from January 2019 to November 2020. Prior to joining CSE, Ms. Grant was Head of Compliance & Legal at Hippo Insurance from April 2017 to January 2019. In addition to her legal and compliance background, past leadership roles at Esurance, Kemper, and GEICO burnished her credentials in building compliant business models, mergers and acquisitions, corporate governance, and strategy. Ms. Grant earned a J.D. from Texas A&M University School of Law and a B.B.A. in Business Administration from University of North Texas.

Age: 57 Chief People Officer

Timothy T. Carter

Mr. Carter has served as our Chief People Officer since June 2024. Mr. Carter brings more than 20 years of executive leadership experience in human resources, operations, and sales functions. Mr. Carter joins Palomar from LPL Financial, Inc. (“LPL”), where he served in various leadership roles in human resources from August 2013 to June 2024, overseeing talent acquisition, total rewards, corporate real estate, learning and development, and culture. Mr. Carter also launched LPL’s culture transformation program. Mr. Carter previously served in leadership roles at G4S Integrated Services, Parexel, and Home Depot. Prior to his corporate roles, Mr. Carter served as a Captain in the United States Marine Corps. Mr. Carter earned a B.A. in Political Science from San Diego State University.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides information on the goals and objectives of our executive compensation program including Palomar’s total rewards philosophy, which focuses on rewarding team members for their central role in the Company’s continued profitable growth and success. While the principles underlying this philosophy extend to all levels of the organization, this CD&A primarily covers the compensation provided to our Named Executive Officers (“NEOs”).

For 2025, our NEOs consisted of the following individuals:

•	Mac Armstrong, Chairman of the Board and Chief Executive Officer
•	Chris Uchida, Chief Financial Officer
•	Jon Christianson, President
•	Jon Knutzen, Chief Risk Officer
•	Rodolphe Hervé, Chief Operating Officer

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Compensation Discussion and Analysis

Executive Summary

Business Overview and Summary of 2025 Financial Results

We are a specialty insurance company that provides property and casualty insurance products to individuals and businesses. Founded in 2014, we have significantly grown our business and have generated attractive returns. Gross written premiums (“GWP”) have increased from $16.6 million in the first year of operations to $2.0 billion for the year ended December 31, 2025, which reflects a compound annual growth rate of approximately 55%. The Company has been profitable since 2016 and our net income growth since 2016 reflects a compound annual growth rate of 46%.

The below points highlight our fiscal year 2025 performance:

•	GWP increased by 31.5% to $2.0 billion compared to $1.5 billion in 2024
•	Net income of $197.1 million compared to $117.6 million in 2024
•	Adjusted net income(1) of $216.1 million compared to $133.5 million in 2024
•	Total loss ratio of 28.5% compared to 26.4% in 2024
•	Combined ratio of 76.9% compared to 78.1% in 2024
•	Return on Equity (“ROE”) of 23.6% compared to 19.6% in 2024
•	Adjusted ROE(1) of 25.9% compared to 22.2% in 2024

(1) This is a Non-GAAP Financial Measure; see Reconciliation of Non-GAAP Financial Measures in Appendix A.

Historical Shareholder Returns

The below table compares the cumulative total shareholder return (“TSR”) of an investment in our common stock compared to the Nasdaq Insurance Index and the Company’s 2025 peer group (as listed below) for (i) the one-year period, (ii) three-year period, and (iii) the period from April 17, 2019 (the date our common stock began trading on Nasdaq) through December 31, 2025.

Palomar’s executive compensation programs are rooted in a pay-for-performance philosophy and have aided in focusing management behavior on achieving performance objectives that contribute to long-term shareholder value creation.

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Compensation Discussion and Analysis

Shareholder Feedback and Engagement

Annually, shareholders can vote to approve our executive compensation program on an advisory basis. We had a successful say-on-pay result in 2025, with more than 92% of votes cast in favor of the say-on-pay proposal. The outcome was an affirmation of our executive compensation and governance programs fundamentally rooted in pay-for-performance.

The Company values shareholder feedback and engages with shareholders annually. Consistent with prior years, in the fourth quarter of 2025, we initiated efforts to engage with stockholders and solicit their feedback on executive compensation, corporate governance and sustainability matters.

Who We Contacted

•	We contacted the Company’s largest institutional shareholders representing approximately 35% of our total shares outstanding and invited them to meet with members of the Board of Directors and executive management team to discuss executive compensation, governance, and sustainability-related matters.
•	We held meetings with the Company’s largest independent shareholders, including BlackRock, Inc. and The Vanguard Group, who collectively own approximately 25% of our total shares outstanding. The majority of shareholders we contacted indicated that meeting with us this year was not necessary, as they were supportive of the current executive compensation programs and governance practices.

Palomar Representatives Who Participated in Shareholder Meetings

•	Richard H. Taketa, the Company’s Lead Independent Director and Compensation Committee Chair, led each of these shareholder meetings.
•	Executive leaders from Palomar’s people and talent, legal, including our Chief Legal Officer, Angela Grant, and investor relations teams also participated in all shareholder meetings.

Additionally, we conducted briefing calls with proxy advisory firms Institutional Shareholder Services (ISS) and Glass Lewis to review their updated policy guidelines and their overall approach to proxy analysis.

Key Shareholder Feedback

During the shareholder outreach efforts, stockholders reaffirmed their support of our executive compensation program and the alignment of management and shareholder interests fostered by our pay programs. Accordingly, they confirmed their desire for us to maintain the current executive compensation program and structure for 2026.

In conjunction with shareholder engagement, we annually conduct a holistic review of executive compensation, governance and sustainability practices to ensure they remain consistent with prevailing market best practices and aligned with shareholder expectations. In support of these efforts, we recently implemented the following enhancements to our programs:

Compensation Practice	Enhancements Implemented in 2025/2026
Increased proportion of at-risk pay in total compensation mix	• The portion of target compensation that is at-risk increased over the prior year
Addition of Relative Total Shareholder Return (“RTSR”) Modifier to PSU Grants	• Effective with the 2025 long-term incentive (“LTI”) stock grants, PSUs issued to Section 16 officers will include a +/-20% RTSR modifier that adjusts payouts up or down based on shareholder returns relative to the S&P 1500 Property & Casualty Insurance Index
Executive and Director Stock Ownership Guidelines	• Effective 2025, we increased executive and director stock ownership requirements to the following:

—  CEO: 6x base salary (previously 5x)

—  Other Executives: 3x base salary (previously 2x)

—  Directors: 5x annual cash retainer (previously 2x)

Board of Directors Compensation Structure	• Effective 2025, we eliminated additional Committee member retainers to align with prevailing market director pay practices

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Compensation Discussion and Analysis

Compensation Philosophy, Process and Objectives

Palomar has adopted a pay-for-performance compensation philosophy through which we seek to provide a competitive total rewards package aimed at attracting, retaining, and incentivizing a high-performing executive team and geared toward the future growth and success of the Company. We continuously refine our pay-for-performance practices to ensure we align our compensation offerings with the interests of our stockholders. At the beginning of a fiscal period, the Compensation Committee sets Company and individual performance targets which determine the target opportunity with respect to annual cash incentive and LTI equity awards that executives will receive. If Company performance exceeds the pre-established targets, executives will earn additional cash-based and equity compensation. Conversely, if Company performance falls below pre-established goals, that generally will result in payment of below target compensation.

Palomar’s overall total rewards philosophy has five Guiding Principles:

Market Benchmarking Pay for Performance & Pay Equity Internal Mobility Shared Ownership & Accountability Transparency & Clear Direction 1 Support and enable the Company to achieve success by targeting overall rewards at the 50th percentile or higher of the appropriate labor market if warranted by performance. 2 Pay for performance driven and supports our dynamic and inclusive culture ensuring pay equity for equal work that reinforces attracting and retaining executive talent. 3 Eligibility for award opportunities is determined by the relative potential to contribute to organizational success. 4 Provide a meaningful awards program to create shared sense of ownership and accountability for the achievement of the Company’s long-term success. 5 Promote transparency and clear direction to accomplish individual and corporate goals.

Role of the Compensation Committee

The Compensation Committee is responsible for evaluating and approving the overall executive officer compensation philosophy and programs. The Compensation Committee’s responsibilities include, among other things, the following:

•	reviewing and approving Company goals and objectives relevant to the CEO’s compensation, evaluating the CEO’s performance considering those goals and objectives, and approving the CEO’s compensation level based on this evaluation;
•	determining and approving the compensation of all executive officers, including NEOs;
•	reviewing and making recommendations to the Board regarding the adoption or amendment of incentive compensation and equity-based plans;
•	administering the Company’s incentive compensation and equity-based plans, including designation of employees to whom awards will be granted, the amount of the award or equity to be granted, and the terms and conditions applicable to each award;

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Compensation Discussion and Analysis

•	reviewing and approving the Company’s non-equity-based benefit plans;
•	reviewing and discussing with management the Company’s compensation policies and practices to produce the Compensation Committee report included in this proxy statement;
•	determining stock ownership guidelines for the CEO and other executive officers and monitoring compliance with such guidelines;
•	reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking;
•	reviewing annually all director compensation and benefits for service on the Board and committees of the Board and recommending any changes to the Board as necessary; and
•	performing such general oversight functions related to Company compensation inherent to the responsibilities designated in the Compensation Committee’s charter or set forth in resolutions of the Board.

Additionally, the Compensation Committee Chair leads the Company’s annual shareholder outreach campaign, which we detailed in the Executive Summary section of the CD&A.

Role of Management

Although the Compensation Committee has the responsibility to approve compensation for NEOs, management also plays a role in the executive compensation process. Specifically, the CEO is involved in the design and implementation of the executive compensation program as it applies to his direct reports. The CEO and Chief People Officer are typically present at Compensation Committee meetings, except when the Compensation Committee reviews and approves their respective compensation arrangements during executive session. Our CEO reviews the individual performance of each executive officer annually and makes recommendations to the Compensation Committee regarding their compensation arrangements.

Role of the Independent Compensation Committee Consultant

The Compensation Committee has the authority, in its sole discretion, to retain and terminate compensation consultants, outside legal counsel and other advisors as it deems necessary to fulfill its duties and responsibilities under its charter. Since 2024, the Compensation Committee has engaged Pay Governance as its independent compensation consultant to support executive and Board compensation offerings. Pay Governance typically provides the Compensation Committee with advice and guidance on the following topics:

•	the assessment of the Company’s executive compensation programs and practices;
•	the evaluation of long-term incentive compensation practices and annual and long-term incentive plan design;
•	the evaluation and selection of a compensation benchmarking comparator peer group;
•	market benchmarking data around executive and director pay levels and design; and
•	the competitiveness of the executive officers’ elements of compensation and post-employment benefits contained in executive employment agreements.

Pay Governance has attended all Compensation Committee meetings and attends executive sessions when requested by the Chairperson of the Compensation Committee. The Compensation Committee has evaluated the independence of Pay Governance in accordance with SEC rules and Nasdaq listing standards regarding compensation consultants and has determined that the work of Pay Governance for the Compensation Committee does not present any conflicts of interest.

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Compensation Discussion and Analysis

Peer Group Benchmarking Analysis

To ensure that the executive compensation program is competitive and allows us to meet our objective of attracting, retaining, and motivating a high-performing executive team, the Compensation Committee, with assistance from Pay Governance, has established a peer group to benchmark executive compensation data and practices. For 2025 benchmarking purposes, our peer group consisted of the following:

Assured Guaranty	Kemper Corporation	Skyward Specialty Insurance
Employers Holdings	Kinsale Capital Group	Steward Information Services
Enstar Group	Lemonade, Inc.	The Baldwin Insurance Group
First American Financial Corp.	RLI Corp.	Trupanion, Inc.
Hamilton Insurance Group	Safety Insurance Group	White Mountains Insurance Group
HCI Group	Selective Insurance Group

The Compensation Committee has benchmarked our executive compensation against these companies for purposes of establishing our 2025 compensation program and reviewed the overall peer compensation information to understand how our NEO’s total compensation compares to competitive norms.

To ensure Palomar’s peer group remains representative of the competitive landscape in which we operate and is appropriate from a size standpoint, we annually review the peer group and adjust if appropriate. For 2026 benchmarking purposes, after conducting a review of the prevailing competitive market with the assistance of Pay Governance, the Compensation Committee updated the peer group to consist of the below 15 public companies, of which 14 were constituents of the 2025 peer group and one is a new addition. When determining the benchmarking peer group for 2026, the Compensation Committee considered the Company’s weighted positioning of market capitalization and market cap-to-GWP, to ensure we maintain an appropriate comparator group from a size standpoint. The Compensation Committee believes market cap-to-GWP ratio in particular is an optimal size metric for peer group construction purposes, as it best measures a company’s ability to generate strong top and bottom-line growth relative to their asset base. Among other items, the Compensation Committee also considered the degree to which our compensation comparator group included peer of peers and reverse peers.

Assured Guaranty	Kinsale Capital Group	Skyward Specialty Insurance
First American Financial Corp.	Lemonade, Inc.	Steward Information Services
Hamilton Insurance Group	RLI Corp.	The Baldwin Insurance Group
HCI Group	Safety Insurance Group	The Hanover Insurance Group
Kemper Corporation	Selective Insurance Group	White Mountains Insurance Group

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Compensation Discussion and Analysis

Specific changes made to the 2026 benchmarking peer group included the following:

Company		Reason
Removals	Employers Holdings	No longer meets size/scope criteria
	Enstar Group	Acquired by Sixth Street
	Trupanion, Inc.	No longer meets size/scope criteria
Additions	The Hanover Insurance Group	Competitor in business opportunities and executive talent, and falls within defined size criteria.

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Compensation Discussion and Analysis

Compensation Elements Used to Achieve Compensation Philosophy and Objectives

The Compensation Committee annually determines pay mix with guidance from Pay Governance and a review of prevailing market norms and trends. The Compensation Committee designs the mix of pay elements to foster and promote our pay-for-performance culture, to support the Company’s strategic priorities of profitable growth and to attract, retain and motivate our executives. The elements of our 2025 compensation mix and rationale for using and determining each are set forth as follows:

	Element	Key Characteristics	Why We Pay This Element	How We Determine Amount	Key Design Features
Fixed (Not at Risk)	Base Salary	Representing the sole fixed compensation component of our pay mix, payable in cash and reviewed annually, and adjusted when appropriate.	To provide stable and competitive base pay to facilitate the attraction and retention of a high-performing executive team.	Individual performance, experience, job scope, and compensation benchmarking.	• We generally set base salaries near the median of market or higher when warranted by performance, though pay may vary depending on the value and supply/ demand dynamics of the position.
Variable (At Risk)	Annual Incentive Plan	Variable compensation component capped at a maximum level (200% of target for 2025) payable in cash based on performance against annually established Company metrics and individual performance.	To motivate and reward the successful achievement of pre-determined Company financial objectives and individual performance.	Target opportunity is based on job scope and competitive benchmarking. Payouts are based on Company and individual performance against rigorous objectives.	• Company performance metrics (80%): —40% pre-tax adjusted net income (“ANI”) —40% pre-tax ANI pre-catastrophe losses • Individual management by objectives (20%)
	LTI (“Long-Term Incentives”)–Performance Stock Units (“PSUs”)	PSUs represents a right to receive shares based on Company financial performance. The performance period for the PSUs tied to Adjusted ROE (70% allocation) is three years. All PSUs are subject to three-year cliff vesting.	To align the interests of executives with long-term stockholder value creation under our five guiding principles and to attract and retain talent.	Awards based on the individual’s ability to impact future results, job scope, individual performance, and review of competitive pay practices.	• Based wholly on Company performance: —70% Adjusted ROE —30% GWP • Payouts are subject to +/-20% modifier based on the Company’s stock market performance relative to the S&P 1500 P&C Insurance Index
	LTI–Restricted Stock Units (“RSUs”)	RSUs represent the right to receive shares that vest ratably on each of the first three anniversaries of the grant date, subject to the individual’s continued service.			• Value of RSUs tracks Palomar’s stock price over the three-year vesting period, which fosters long-term alignment of management and shareholder interests.

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Compensation Discussion and Analysis

2025 Compensation Program Overview

2025 Target Compensation and Pay Mix

The Compensation Committee establishes target total compensation opportunities for executives at the beginning of each year. Consistent with our pay-for-performance philosophy, majority of each executive’s pay mix is in the form of at-risk compensation. Each executive has the opportunity to earn above-target pay if he or she delivers Company and individual performance at levels above target, and conversely his or her earned pay will be below target when performance achievement is below target, thereby ensuring pay is aligned with performance. For 2025, the target total compensation opportunities for NEOs was as follows:

Executive	Base Salary ($)	Target Bonus %	Target Bonus ($)	Target LTI ($)(1)(2)	Total Target Comp ($)
Mac Armstrong	$1,250,000	175%	$2,187,500	$3,750,000	$7,187,500
Chris Uchida	592,000	100%	592,000	1,272,800	2,456,800
Jon Christianson	558,000	100%	558,000	1,171,800	2,287,800
Jon Knutzen	495,000	90%	445,000	940,500	1,881,000
Rodolphe Hervé	446,000	70%	312,200	669,000	1,427,200

Our target pay mix for 2025 for our CEO and all other NEOs reflected a 9% and 16% increase, respectively, in at-risk pay over 2024 and was comprised of the following elements:

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Compensation Discussion and Analysis

Compensation Decisions Related to 2025

Base Salaries

The Compensation Committee believes in the importance of a competitive base salary to provide executives with a predictable level of income. Each NEO’s annual base salary is subject to periodic review by the Compensation Committee. In establishing base salaries, we consider several factors, including market data for similar positions as provided by Pay Governance, the duties and responsibilities of the position, and the performance of the executive. NEOs do not receive automatic merit increases to their base salaries. Rather, in line with the Company’s pay-for-performance philosophy, the base salaries of our NEOs are reviewed annually by the Compensation Committee to determine whether an adjustment is warranted.

For 2025, base salaries for our NEOs were as follows:

Name	2025 Base Salary	2024 Base Salary	% Increase
Mac Armstrong	$1,250,000	$1,000,000	25.0%
Chris Uchida	592,000	515,000	15.0%
Jon Christianson	558,000	485,000	15.1%
Jon Knutzen	495,000	450,000	10.0%
Rodolphe Hervé	446,000	425,000	4.9%

Our CEO’s 2025 base salary was established in connection with his new employment agreement that was entered into in December 2024 and aligned his 2025 base salary with peer levels. The Compensation Committee and CEO determined that no increase would be made to the CEO’s salary for 2026, thereby resulting in an equivalent per annum increase of 11.8% over two years.

Other NEOs received 2025 base salary increases ranging from 5% to 15% based on a review of their role, performance and the peer group benchmarking data as provided by Pay Governance. These increases were generally aimed to more closely match base salaries with market benchmarks as established by our peer group and to reflect Palomar’s industry-leading performance relative to Property & Casualty Insurance peers.

Annual Incentive Plan

A second key component in Palomar’s compensation framework is the Annual Incentive Plan, (“AIP”), which is our annual cash bonus program. The AIP has the potential to reward NEOs for the achievement of financial, strategic, and operational performance objectives over an annual period. Each NEO was eligible to participate in the 2025 AIP, which was capped at a maximum payout of 200% of target for the year. The Compensation Committee oversees the AIP, evaluates the individual performance component, and approves the bonus payments of each NEO. Bonus awards are payable in cash by no later than March 15th of the year following the performance year.

The table below summarizes the performance metrics used to determine the 2025 annual cash incentives, the weighting of each metric, and the threshold, target, and maximum payout hurdles:

2025 Metrics	Weighting	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)
Pre-Tax Adjusted Net Income (“ANI”)(1)	40%	$187.0	$220.0	$252.9
Pre-Tax ANI Before Catastrophe Losses(2)	40%	$205.3	$241.5	$277.8
Management by Objectives (MBOs)	20%		Individual Goals

(1)	Pre-tax ANI is a non-GAAP metric we use internally to evaluate our financial performance and is a key metric by which external stakeholders evaluate our performance. See Appendix A for reconciliation of this measure to pre-tax net income calculated in accordance with GAAP.
(2)	Pre-tax ANI before catastrophe losses is a non-GAAP metric we use internally that allows us to evaluate our financial performance without the volatility caused by catastrophe losses. See Appendix A for reconciliation of this measure to pre-tax net income calculated in accordance with GAAP.

Payouts under the 2025 AIP range from 50% at threshold to 200% at maximum, with no bonuses earned for performance below threshold.

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Compensation Discussion and Analysis

Pre-Tax Adjusted Net Income and Pre-Tax Adjusted Net Income Before Catastrophe Losses

Pre-Tax ANI, both gross and net of catastrophe losses, is representative of our underwriting and investing profits. We believe that sustained performance and growth in these metrics will translate to long-term shareholder value creation, and accordingly, our Compensation Committee allocated a 40% weighting to both pre-tax ANI and pre-tax ANI before catastrophe losses.

Based on Palomar’s 2025 financial results, and as compared to the 2025 AIP target goals, our pre-tax ANI and pre-tax ANI before catastrophe losses correlated to the following payout percentages:

Metric	Threshold (50%)	Target (100%)	Max (200%)	Actual Result	Payout as a % of Target
Pre-Tax ANI ($ in millions)	$187.0	$220.0	$252.9	$274.6	200.0%
Pre-Tax ANI Before Catastrophe Losses ($ in millions)	$205.3	$241.5	$277.8	$273.8	189.2%

During 2025, our actual results exceed the targets due to strong underwriting and investment performance driven by higher net earned premiums and underwriting income and higher investment returns versus our initial plan.

Management by Objectives (“MBO”)

In addition to Company financial measures, the Compensation Committee also believes it is important to hold our executive officers accountable for performance and objectives tied directly to their roles and areas of responsibility. Accordingly, we have included a 20% allocation under the AIP to MBOs, to reward individual performance where appropriate. For 2025, the objectives below serve as a framework to broadly assess each NEO’s strategic accomplishments and should not be interpreted as an exhaustive list of achievements.

Objective	Mac Armstrong	Chris Uchida	Jon Christianson	Jon Knutzen	Rodolphe Hervé
PLMR 2X	●	●	●	●	●
Reinsurance	●		●	●
Technology and Analytics		●		●	●
Sustainability	●	●	●	●	●
Organization & Development	●	●			●
Financial/Investor Relations	●	●	●
Board Engagement and Enterprise Risk Management	●		●	●	●

Following the end of the year, the Compensation Committee reviewed our CEO’s performance relative to his MBOs, and further reviewed, with input from our CEO, our other NEOs’ performance relative to their MBOs. The Compensation Committee concluded that all NEOs achieved their target MBOs, and accordingly, approved a 100% target payout for the MBO component of our 2025 AIP.

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Compensation Discussion and Analysis

Aggregate 2025 AIP Payouts

Based on Company performance under the pre-tax ANI and pre-tax ANI before catastrophe losses metrics and individual performance under the MBO metric, NEOs achieved a weighted average aggregate payout under the 2025 AIP of 176% of target, calculated as follows:

Metric	Weighting	Payout as a % of Target	Weighted Average Payout
Pre-Tax ANI	40%	200%	80%
Pre-Tax ANI Before Catastrophe Losses	40%	189%	76%
MBOs	20%	100%	20%
Total Payout as a % of Target			176%

Accordingly, 2025 bonus payouts for NEOs were calculated as follows:

Executive	2025 Target Bonus ($)	Earned Payout %	2025 Bonus Payout ($)
Mac Armstrong	$2,187,500	176%	$3,843,298
Chris Uchida	592,000	176%	1,040,106
Jon Christianson	558,000	176%	980,370
Jon Knutzen	445,500	176%	782,715
Rodolphe Hervé	312,200	176%	548,516

Long-Term Equity Compensation

The third component in our compensation program is the utilization of long-term equity incentives, or LTI compensation, which comprises a key part of our NEOs’ compensation packages.

The Company’s LTI compensation program focuses the efforts of our NEOs and other executive officers on the achievement of long-term objectives and aligns the long-term financial interests of executive officers with those of our stockholders. The value of awards granted under the LTI program is dependent on future stock performance and incentivizes our NEOs to take actions to drive sustained, long-term shareholder value creation.

LTI equity awards are typically issued to the NEOs and other team members on an annual basis and are based on a predetermined target percentage of the NEO’s annual salary. All 2025 LTI grants vest over three years, ensuring long-term alignment of management and shareholder interests.

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Compensation Discussion and Analysis

For 2025, the LTI mix for our NEOs was as follows:

Based on the 2025 LTI mix, we granted the following LTI awards to our NEOs for 2025:

Executive	Target 2025 LTI	LTI $ Value in PSUs (50%)	LTI $ Value in RSUs (50%)
Mac Armstrong	$3,750,000	$1,875,000	$1,875,000
Chris Uchida	1,272,800	636,400	636,400
Jon Christianson	1,171,800	585,900	585,900
Jon Knutzen	940,500	470,250	470,250
Rodolphe Hervé	669,000	334,500	334,500

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Compensation Discussion and Analysis

Performance Objectives Under Our 2025 PSU Grants

Performance for the 2025 PSU grants was measured based on the following Company metrics:

•	70% based on Adjusted ROE; and
•	30% subject to GWP objectives.

Adjusted ROE serves as a measure of our capital efficiency, while GWP represents an important top-line metric that shareholders use to evaluate our ability to profitably grow the business. Payouts of PSU grants range from 50% for attainment of performance objectives at threshold to 200% for attainment of performance at maximum, with no units vesting in the event of below threshold performance.

The majority portion of the PSU grants tied to Adjusted ROE (70%) have a three-year measurement period. The minority portion of the PSUs tied to GWP continues to have a one-year measurement period (with two additional years of time-based vesting after conclusion of the measurement period), as the year-over-year volatility in key drivers of GWP, such as availability and cost of reinsurance, makes it difficult to establish GWP targets multiple years in advance.

The specific threshold, target and maximum level Adjusted ROE and GWP objectives for our 2025 PSUs, along with our actual performance for 2025, were as follows:

Metric	Weighting	Threshold (50%)	Target (100%)	Max (200%)	Actual PLMR Result	Payout as a % of Target
Adjusted ROE	70%	9.0%	12.0%	15.0%	25.9%	TBD(1)
GWP	30%	$1.63B	$1.92B	$2.20B	$2.03B	139%
Total Payout						TBD(1)

(1)	As the majority portion of our 2025 PSUs tied to Adjusted ROE (70%) incorporate a three-year measurement period, the blended payout multiple for our 2025 PSU grants will not be known until the conclusion of the 2025-2027 performance period.

For 2025, the Company achieved Adjusted ROE of 25.9% due to continued strong underwriting and investing results. Our GWP increased by approximately 32% due to strong growth across multiple lines of business including the Company’s core earthquake line, inland marine and other property line, and newer lines such as casualty, crop and surety.

Implementation of a Relative Total Shareholder Return Modifier

After considering feedback received from our shareholders during our annual shareholder outreach, we introduced a relative total shareholder return (“RTSR”) modifier to the 2025 PSU grants. As a result, at the conclusion of the 2025-2027 performance period, 2025 PSU payouts will be adjusted up or down based on RTSR performance measured against the S&P 1500 P&C Insurance Index (the “Index”) over the three-year measurement period as follows:

•	0.80x for RTSR at or below the 25th percentile of the Index
•	1.20x for RTSR at or above the 75th percentile of the Index
•	Adjustment factor for RTSR between the 25th to 75th percentiles of the Index to be calculated via linear interpolation

We believe the inclusion of an RTSR modifier to the PSU awards further strengthens the alignment of management and shareholder interests and supports our pay-for-performance philosophy.

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Compensation Discussion and Analysis

Payouts Earned for 2023 PSUs

The 2023 PSU awards covering the 2023-2025 performance period concluded their three-year cliff vesting requirement in January 2026 and were released to participants upon vest. The specific threshold, target and maximum level Adjusted ROE and GWP objectives for the 2023 PSUs, along with our actual performance, were as follows:

Metric	Weighting	Threshold (50%)	Target (100%)	Max (200%)	Actual PLMR Result	Payout as a % of Target
Adjusted ROE	70%	9.0%	12.0%	15.0%	21.9%	200%
GWP	30%	$935.0M	$1.10B	$1.27B	$1.14B	130%
Total Payout						179%

The total number of units which our NEOs earned under the 2023 PSU program that concluded in January 2026 were as follows:

Executive	2023 Target PSUs Granted (#)	Earned Performance Multiple	2023 Earned PSUs (#)
Mac Armstrong	12,798	179%	22,907
Chris Uchida	3,162	179%	5,660
Jon Christianson	2,986	179%	5,345
Jon Knutzen	2,670	179%	4,779
Rodolphe Hervé(1)	—	—	—

(1) Mr. Hervé joined the Company in July 2024 and did not participate in the 2023 PSU grants.

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Compensation Discussion and Analysis

2026 Compensation Program Overview

We received stockholder support for the Company’s executive compensation program at the 2025 advisory “say-on-pay” vote, with approximately 92% of votes cast in favor of the proposal. During our subsequent annual shareholder outreach, our largest stockholders reaffirmed their satisfaction with the executive compensation program and expressed support for maintaining our current program for 2026.

Base Salaries

In line with our pay-for-performance philosophy, base salaries have and continue to represent a minority portion of each NEOs’ target compensation mix. The Compensation Committee evaluates base salaries annually and establishes base salary levels after considering several factors, including market data for similar positions as provided by an independent compensation consultant, the duties and responsibilities of the position, and the performance of the executive.

2026 salaries for our NEOs are as follows:

Executive	2026 Base Salary ($)	2025 Base Salary ($)	% Increase
Mac Armstrong	$1,250,000	$1,250,000	0.0%
Chris Uchida	685,000	592,000	15.7%
Jon Christianson	665,000	558,000	19.2%
Jon Knutzen	575,000	495,000	16.2%
Rodolphe Hervé	490,000	446,000	9.9%

Our Compensation Committee and CEO determined that no increase would be made to the CEO’s salary for 2026. In establishing 2026 salary levels for our other NEOs, the Compensation Committee evaluated the salaries and performance of our other NEOs relative to the 2026 peer group benchmarking analysis prepared by Pay Governance. The analysis indicated that our other NEO salary levels were below market considering their performance relative to peers and contribution to our industry-leading performance, and accordingly, our other NEOs received adjustments to their 2026 salaries to better position their base pay levels relative to market taking into consideration our size and performance.

2026 AIP

For 2026, we continued to use pre-tax ANI and pre-tax ANI before catastrophe losses as the corporate AIP metrics given they represent core Company measures that drive shareholder value and for which management should be held accountable.

For 2026, the AIP is subject to the following performance objectives:

Metric	Weighting	Threshold	Target	Max
Pre-Tax ANI ($ in millions)	40%	$288.4	$320.5	$352.5
Pre-Tax ANI Before Catastrophe Losses ($ in millions)	40%	$312.6	$347.3	$382.1
Individual MBOs(1)	20%	Individual Goals

(1)	All our NEOs are tasked with the execution of our sustainability strategy, and accordingly, with respect to our 2026 AIP, 100% of our NEOs (including our CEO) have sustainability objectives directly included in their MBOs.

Palomar 2026 Proxy Statement	PLMR.com 46

Compensation Discussion and Analysis

2026 Long-Term Equity Compensation

A fundamental component of our compensation offerings has been and will continue to be long-term equity-incentive grants, not only for NEOs but for all Palomar team members, as we grant stock awards across the organization as part of our effort to foster an ownership culture. For our NEOs, long-term equity compensation comprises the largest component of their annual target compensation package to promote alignment of management and shareholder interests, and for 2026, we further increased the portion of each officer’s target total compensation mix awarded in the form of LTI.

2026 LTI Mix

Based on shareholder feedback supporting the current LTI mix, we maintained the same LTI mix for 2026 of (i) 50% PSUs and (ii) 50% RSUs. All 2026 grants continue to have a three-year vesting period to foster long-term alignment of management and shareholder interests.

2026 PSUs

For 2026, PSUs are based (i) 70% on Adjusted ROE and (ii) 30% on GWP, as these metrics are key drivers of the Company’s long-term shareholder value creation strategy. The financial objectives for the 2026 PSUs are as follows:

Metric	Weighting	Performance Period	Vesting Period	Threshold	Target	Max
Adjusted ROE	70%	3 years	3 years	9.0%	12.0%	15.0%
GWP	30%	1 year	3 years	$2.21B	$2.46B	$2.71B

Most of the PSUs tied to Adjusted ROE (70%) have a three-year measurement period. The minority portion of the PSUs tied to GWP have a one-year measurement period (with two additional years of service-based vesting requirements), as the year-over-year variability in key drivers of GWP, such as availability and cost of reinsurance, makes it difficult to establish GWP targets multiple years in advance. The target GWP hurdle for the Company’s 2026 PSU grants represents an implied 28% increase over the target GWP hurdle for the prior year 2025 PSU awards.

Consistent with the 2025 PSUs, payouts of the 2026 PSU grants will be adjusted up or down by a maximum +/-20% based on RTSR performance measured against the Index over the three-year 2026-2028 period. In the event the Company both (i) meets or exceeds Maximum level performance under the PSU financial metrics and (ii) additionally attains superior RTSR outperformance as defined by top decile RTSR against the Index over the 2026-2028 period, the full 20% upside modifier will be applied to the 2026 PSUs, allowing for a potential 240% payout of target. Payouts will remain capped at 200% of target in all instances where the Company’s RTSR performance is below the top decile of the Index.

No 2026 Supplemental Equity Grants

We have not issued, nor do we intend to issue, any supplemental equity grants to executive officers in 2026, consistent with our commitment to not issue supplemental stock grants to executives without engaging shareholders first.

Palomar 2026 Proxy Statement	PLMR.com 47

Compensation Discussion and Analysis

Compensation Policies and Other Information

Our executive compensation policies and practices are designed to reinforce our pay-for-performance philosophy and align with sound governance principles. Listed below are highlights of our executive compensation policies and practices:

WHAT WE DO	WHAT WE DON’T DO
Pay-for-performance philosophy where the majority of our executives’ compensation is at-risk	No overlapping performance metrics used in our short- and long-term incentive plans
Fully independent directors on the Compensation Committee	No supplemental equity grants to executives without first engaging with shareholders
Independent compensation consultant engaged by the Compensation Committee	No supplemental retirement or pension benefit plans for our executive officers
Performance-based cash and equity incentives based on Company performance goals and individual performance that directly ties to shareholder value creation	No excessive executive perquisites
Equity award vesting periods of three or more years	No tax gross-ups for change in control related payments
Conduct an annual risk assessment of our compensation programs and risk mitigation practices	No short sales, hedging, or pledging of Palomar stock nor transactions involving derivatives of our common stock
Review our equity compensation dilution, burn rate and cost on a quarterly basis	No “single trigger” change in control payments and benefits
Clawback Policy on cash and equity incentive compensation, which we enhanced in 2023 that complies with and exceeds SEC requirements	No repricing of underwater stock options without shareholder approval
Enhanced stock ownership guidelines effective 2025 for the CEO of 6x salary, 3x salary for other executive officers, and 5x cash retainer for independent directors
Effective 2025, a portion of each executive’s compensation is tied to our RTSR performance measured against the Index

Palomar 2026 Proxy Statement	PLMR.com 48

Compensation Discussion and Analysis

Clawback Policy

We have a Clawback Policy pursuant to which we may seek the recovery of cash performance-based incentive compensation paid by us as well as performance-based equity awards. The Clawback Policy applies to our NEOs and other executive officers as determined by the Board.

In October 2023, the Compensation Committee enhanced our Clawback Policy by making the following amendments:

•	removed the “at fault” requirement to pursue a clawback;
•	expanded the population subject to the clawback to include both current and former executive officers;
•	eliminated Board/Compensation Committee discretion to pursue a clawback; and
•	expanded the clawback triggers to include both material and non-material financial restatements, as well as other qualifying triggering events not related to restatements, as may be applicable.

The Clawback Policy complies with and exceeds the SEC requirements, as the clawback can be triggered for reasons separate from and in addition to financial restatements and provides the Compensation Committee discretion to clawback performance and/or time-based equity awards.

Anti-Hedging and Anti-Pledging Policy; Stock Trading Practices

The Board maintains an Insider Trading Policy that, among other things, prohibits our executive officers, directors, and other key team members from trading during quarterly and special blackout periods. Included in the Insider Trading Policy is a robust anti-hedging and anti-pledging policy under which our executive officers and directors are strictly prohibited from engaging in short-term or speculative transactions involving Palomar securities, such as publicly traded options, short sales, puts and calls, hedging, pledging and other monetization transactions, nor are they allowed to hold Palomar securities in a margin account or engage in any other hedging or pledging activities.

Stock Ownership Guidelines

We adopted Stock Ownership Guidelines for our executive officers to ensure alignment of these executives’ interests with those of our stockholders. Our stock ownership requirements are set as a multiple of base salary using the fair market value of the Company’s common stock on the date of annual evaluation.

As part of our annual review of executive compensation and governance practices to ensure alignment with prevailing market best practices and shareholder expectations, in April 2025 we further enhanced the Stock Ownership Guidelines to the following salary multiples:

Position	Salary Multiple
Chief Executive Officer	6x
All Other Executive Officers	3x

Executives subject to these Executive Stock Ownership Guidelines have five (5) years after first becoming subject to the guidelines to achieve the required ownership level. Executive officers are required to hold a specific number of shares, net of taxes, until the guidelines are met. Stock ownership includes vested shares held directly or indirectly, unvested time-based RSUs and shares purchased via the employee stock purchase plan. Performance awards are not counted toward the ownership requirement until the performance criteria is met. Underwater stock options are also not counted toward the ownership requirement. Moreover, effective 2024, we modified the methodology under our Stock Ownership Guidelines to exclude counting in-the-money stock options toward compliance with the guidelines to align with ISS and Glass Lewis policies. The Compensation Committee reviews executive stock ownership levels annually to ensure compliance with the Stock Ownership Guidelines.

Palomar 2026 Proxy Statement	PLMR.com 49

Compensation Discussion and Analysis

Equity Awards Granting Practices

We grant annual equity awards under our LTI program during the first quarter of the fiscal year and subsequently grant equity awards monthly for eligible new hires, promotions, and discretionary purposes, subject to approval of the Compensation Committee. Equity grants to non-employee directors are discussed in further detail under the section “2025 Director Compensation”.

The grant date for all awards to eligible recipients, including executive officers and other key team members, is determined by the Compensation Committee at its meeting to approve such awards.

We do not currently grant stock options, stock appreciation rights, or similar option-like instruments to our NEOs or other employees or service providers and therefore do not need to respond to Item 402(x). For stock options, which the Company no longer grants effective 2023 as part of our effort to increase the proportion of performance-based stock grants in the LTI mix, the exercise price has always been the closing price of our common stock on the grant date. This procedure, along with a pre-established grant cycle, provides assurance that the grant dates are not being manipulated to result in a price that is favorable to the Company or the executive officers and other key team members. The vesting schedule of the respective awards will be subject to standard award agreements, which may be amended from time to time. Any vesting terms outside of our standard award agreements must be approved by the Compensation Committee. If in the future we anticipate granting stock options, stock appreciation rights, or similar option-like instruments, we will establish a policy regarding how the Board determines when to grant such awards and how the Board or the Compensation Committee will take material nonpublic information into account when determining the timing and terms of such awards.

Impact of Accounting and Tax Requirements of Compensation

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits deductibility of compensation in excess of $1 million paid to certain executives. The Compensation Committee intends to maximize the tax deductibility of compensation paid to our executive officers where possible. However, the Compensation Committee retains the discretion to pay compensation to our executive officers that is not deductible due to Section 162(m) as may be necessary to attract and retain top talent.

Section 409A Tax Considerations

The Compensation Committee considers the tax impact when designing or deciding to amend our compensation programs, including compliance with the requirements of Section 409A of the Internal Revenue Code, which can impose additional taxes on participants in certain arrangements involving deferred compensation and Sections 280G and 4999 of the Internal Revenue Code that affect the deductibility of, and impose certain additional excise taxes on, certain payments that are made upon or in connection with a change of control.

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to team members and directors, including stock options, restricted stock unit awards and performance units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a NEO is required to render service in exchange for the option or other award.

For performance awards, when granted, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-determined performance goals.

Palomar 2026 Proxy Statement	PLMR.com 50

Compensation Discussion and Analysis

Compensation Risk Assessment

The Compensation Committee conducts an annual risk assessment of the Company’s compensation programs to determine whether they encourage unnecessary or excessive risk taking and whether they could result in potential adverse impacts to the Company, financially or otherwise. The Compensation Committee has reviewed the policies and guidelines underlying the executive compensation determinations and concluded that the following factors promote the creation of long-term value and thereby discourage behavior that leads to excessive or unnecessary risk:

•	individual cash incentives are made within the boundaries of approved fixed maximum awards as applicable to each executive officer;
•	the performance metrics under our short-term incentive program are distinct and separate from the metrics under our long-term incentive program, thereby ensuring there is no duplicative compensation opportunity for attainment of the same performance metric;
•	the members of the Compensation Committee who approve final bonus recommendations are independent;
•	executive officers receive the majority of their total direct compensation in the form of at-risk incentives (both annual cash bonus opportunity and long-term stock compensation subject to multi-year vesting) to align the interests of the executive officers with long-term value creation for our stockholders;
•	the Compensation Committee maintains a robust Clawback Policy that requires the recovery of incentive cash or stock compensation paid or payable to executives in the event of a restatement or other triggering event; and
•	executive officers are subject to robust stock ownership guidelines (enhanced to 6x of base salary for the CEO and 3x base salary for all other executive officers effective 2025), further ensuring their long-term wealth is tied to long-term Company performance.

Based on the Compensation Committee’s review, the Company has determined its compensation programs and practices are not reasonably likely to have a material adverse effect on the Company and do not promote unnecessary or excessive risk taking.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Richard H. Taketa (Chair)

Thomas Bradley
Daina Middleton
Martha Notaras

Palomar 2026 Proxy Statement	PLMR.com 51

Executive Compensation Tables

SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mac Armstrong Chief Executive Officer and Chairman of the Board	2025	1,243,269	3,862,330	3,843,298	12,250	8,961,148
	2024	997,115	1,769,726	2,692,212	10,350	5,469,403
	2023	850,000	1,308,212	1,373,258	9,900	3,541,369
Chris Uchida Chief Financial Officer	2025	589,927	1,310,932	1,040,106	12,250	2,953,215
	2024	513,750	520,812	739,800	10,350	1,784,713
	2023	447,116	323,220	404,521	9,900	1,184,756
Jon Christianson President	2025	556,035	1,206,697	980,370	15,015	2,758,117
	2024	483,846	490,372	696,739	13,292	1,684,249
	2023	422,116	305,229	381,902	13,887	1,123,134
Jon Knutzen Chief Risk Officer	2025	493,789	968,509	782,715	12,250	2,257,263
	2024	448,654	455,002	646,062	10,350	1,560,068
	2023	376,539	272,927	340,667	9,900	1,000,033
Rodolphe Hervé(4) Chief Operating Officer	2025	445,435	688,898	548,516	14,245	1,697,093
	2024	204,327	847,044	535,500	10,210	1,597,081

(1)	Amounts in this column reflect the grant date value of RSUs and PSUs as calculated per accounting rules. These amounts do not reflect the actual economic value or gain that will be realized by our NEOs relating to these awards. The amount of value realized by our executives may be significantly different than this figure depending on our future stock price performance. Assumptions used in the calculation of these amounts are included in Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. With respect to our 2025 PSU grants, the value shown in the table above reflects the grant date fair value based on the probable outcome of the performance milestones associated with such awards. The grant date fair value of each such award if all applicable performance milestones associated with such awards were achieved at the maximum level is $5,861,004 for Mr. Armstrong, $1,989,312 for Mr. Uchida, $1,831,137 for Mr. Christianson, $1,469,692 for Mr. Knutzen, and $1,045,388 for Mr. Hervé.

(2)	The amounts in this column represent total performance-based bonuses earned for service rendered during the applicable year under our executive bonus plans for such year. All such amounts were paid subsequent to the respective year end.
(3)	For 2025, the amounts shown represent $12,250 in 401(k) plan employer contributions for Messrs. Armstrong, Uchida, Christianson, Knutzen, and Hervé. For Messrs. Christianson and Hervé, 2025 amounts also include $2,765 and $1,995, respectively, for Executive Physicals.
(4)	Mr. Hervé joined Palomar in July 2024, and accordingly, he did not receive any compensation from the Company in 2023.

Palomar 2026 Proxy Statement	PLMR.com 52

Executive Compensation Tables

2025 GRANT OF PLAN-BASED AWARDS TABLE

The following table sets forth information regarding grants of plan-based awards to our NEOs during the fiscal year ended December 31, 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Awards ($)(4)
Mac Armstrong		Cash	1,093,750	2,187,500	4,375,000
	1/29/2025	PSU				8,578	17,156	34,132		1,998,674
	1/29/2025	RSU							17,156	1,863,656
Chris Uchida		Cash	296,000	592,000	1,184,000
	1/29/2025	PSU				2,912	5,823	11,646		678,380
	1/29/2025	RSU							5,823	632,552
Jon Christianson		Cash	279,000	558,000	1,116,000
	1/29/2025	PSU				2,680	5,360	10,720		624,440
	1/29/2025	RSU							5,360	582,257
Jon Knutzen		Cash	222,750	445,500	891,000
	1/29/2025	PSU				2,151	4,302	8,604		501,183
	1/29/2025	RSU							4,302	467,326
Rodolphe Hervé		Cash	156,100	312,200	624,400
	1/29/2025	RSU				1,530	3,060	6,120		356,490
	1/29/2025								3,060	332,408

(1)	Reflects amount of annual cash incentive plan awards threshold, target, and maximum potential payouts. Amounts actually paid are reported above in the Summary Compensation table.
(2)	Reflects the threshold, target, and maximum potential payouts pursuant to the PSUs granted under the LTI plan in 2025. The actual payout depends on performance relative to predetermined targets of the Company’s GWP and Adjusted ROE as set by the Compensation Committee. The PSU’s performance period is the fiscal year of the grant for the GWP target and a three-year measurement period for the Adjusted Return on Equity target. At the end of the performance period, the actual results will be measured against the predetermined targets to determine the number of PSUs to be earned as compensation. The PSUs are also subject to a required service period of approximately three years from the grant date before vesting and being issued as common stock. The grant date fair value of the 2025 PSU awards and the number of units granted are based on our closing stock price on the date of grant.
(3)	Represents grants of RSUs granted under the LTI plan in 2025 that vest as follows: one-third (1/3) shall vest on the first-year anniversary of the date of the grant; an additional one-third (1/3) shall vest on the second-year anniversary of the date of the grant; and the final one-third (1/3) shall vest on the third-year anniversary of the date of grant, subject to continued service with us. The grant date fair value of the 2025 awards and the number of units granted are based on our closing stock price on the date of grant.
(4)	Amounts in this column reflect the grant date value of RSUs and PSUs, as calculated per accounting rules. These amounts do not reflect the actual economic value or gain that will be realized by our NEOs relating to these awards. The amount of value realized by our executives may be significantly different than this figure depending on our future stock price performance. Assumptions used in the calculation of these amounts are included in Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

Palomar 2026 Proxy Statement	PLMR.com 53

Executive Compensation Tables

2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents certain information concerning equity awards held by our NEOs as of December 31, 2025.

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Mac Armstrong	4/16/2019		206,310	—	15.00	4/16/2029
	9/8/2020		3,638	—	98.95	9/8/2030
	1/27/2021		10,077	—	97.87	1/27/2031
	2/1/2021		8,000	—	106.60	2/1/2031
	7/15/2021	(3)					243,750	19,662,750
	1/26/2022		13,464	—	49.53	1/26/2032	—	—
	1/31/2023						27,191	3,664,259
	1/29/2024						34,985	4,714,579
	1/29/2025						48,340	6,514,298
Chris Uchida	9/8/2020		1,182	—	98.95	9/8/2030
	1/27/2021		1,968	—	97.87	1/27/2031
	11/18/2021	(3)					62,938	4,100,289
	1/26/2022		168	—	49.53	1/26/2032	—	—
	1/31/2023						6,718	905,318
	1/29/2024						10,295	1,387,354
	1/29/2025						16,407	2,211,007
Jon Christianson	4/16/2019		4,937	—	15.00	4/16/2029
	7/30/2020		12,675	—	87.51	7/30/2030
	1/27/2021		1,678	—	97.87	1/27/2031
	11/18/2021	(3)					41,959	2,733,552
	1/26/2022		2,434	—	49.53	1/26/2032	—	—
	1/31/2023						6,343	854,783
	1/29/2024						9,694	1,306,363
	1/29/2025						15,102	2,035,146
Jon Knutzen	4/16/2019		70,822	—	15.00	4/16/2029
	9/8/2020		1,091	—	98.95	9/8/2030
	1/27/2021		1,422	—	97.87	1/27/2031
	11/18/2021	(3)					25,175	1,640,118
	1/26/2022		2,217	—	49.53	1/26/2032	—	—
	1/31/2023						5,672	764,359
	1/29/2024						8,994	1,212,031
	1/29/2025						12,121	1,633,426
Rodolphe Hervé	7/31/2024						6,137	827,022
	1/29/2025						8,622	1,161,901

Palomar 2026 Proxy Statement	PLMR.com 54

Executive Compensation Tables

(1)	Represents RSUs and PSUs issued under our LTI plan. For RSUs, one-third (1/3) of the shares subject to the RSUs shall vest on the first-year anniversary of the grant date; an additional one-third (1/3) shall vest on the second-year anniversary of the grant date; and the final one-third (1/3) shall vest on the third-year anniversary of the grant date. The PSUs are subject to a service before vesting. The number of PSUs represents the number of PSUs expected to be issued based on actual performance relative to the pre-established targets.
(2)	Represents the market value of the RSUs and PSUs outstanding based on the closing price of our common stock as reported on the Nasdaq Global Select Market of $134.76 per share on December 31, 2025 (with the exception of the 2021 supplemental PSU grants as described in footnote 3). Since these awards have not yet vested, the ultimate value or gain our executives receive from these awards may be significantly different than this number depending on our future stock price performance.
(3)	Represents RSUs and PSUs issued pursuant to the 2021 Supplemental Executive Stock Grants. With respect to the 2021 supplemental PSU grants, as these require the achievement of rigorous stock price appreciation hurdles to vest, the grants were valued using a Monte Carlo valuation model as of December 31, 2025. The PSUs granted to Mr. Armstrong on July 15, 2021, were determined to have a fair market value of $76.16 per unit, and the PSUs granted to Messrs. Uchida, Christianson and Knutzen on November 18, 2021, were determined to have a fair market value of $57.65 per unit as of December 31, 2025. If the probability factor determined under the Monte Carlo model was excluded and the target number of units was valued purely at the December 31, 2025 stock price, the target market value of the supplemental PSUs outstanding held by Messrs. Armstrong, Uchida, Christianson and Knutzen would be $30,321,000, $7,656,794, $5,104,591, and $3,062,724, respectively.

2025 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Mac Armstrong	—	—	50,245	5,934,688
Chris Uchida	2,524	201,506	11,820	1,422,539
Jon Christianson	19,961	2,152,498	9,450	1,115,357
Jon Knutzen	—	—	7,236	835,971
Rodolphe Hervé	—	—	3,069	406,612

(1)	The value realized on exercise is determined by multiplying (a) the number of options exercised by (b) the excess of the market price of our common stock on the exercise date over the exercise price of the option.
(2)	The value realized on vesting is determined by multiplying (a) the number of stock awards by (b) the market price of our common stock on the vesting date.

Palomar 2026 Proxy Statement	PLMR.com 55

Executive Compensation Tables

Potential Payments Upon Termination or Change of Control

Post-termination benefits for our NEOs are established pursuant to the terms of their individual employment agreements and equity awards. In the event of a change in control (“CIC”) as described in the 2019 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2019 Plan or substitute substantially equivalent awards. All employment agreements include double trigger CIC provisions, requiring an executive to experience a qualifying termination in connection with a CIC to be eligible for termination payments.

The following table sets forth the amounts payable to each of our NEOs based on (a) the acceleration of unvested equity awards upon a double trigger in connection with a CIC of the Company, and (b) an assumed termination of employment outside of a CIC, in all instances assuming a December 31, 2025 termination date. For equity related amounts, the market price refers to the closing price of our common stock which was $134.76 per share as reported on the Nasdaq Global Select Market as of December 31, 2025. The amounts that would be paid upon a NEO’s actual termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

Name	Cash Severance ($)(1)	Non-Equity Incentive Pay ($)(2)	PSUs ($)(3)	RSUs ($)(3)	Continuation of Medical Benefits ($)(4)	Total ($)
Mac Armstrong
Termination Reason:
Termination without Cause or for Good Reason	2,500,000	4,375,000	18,249,873	4,517,425	38,744	29,681,042
Qualifying Termination in Connection with a CIC	2,500,000	4,375,000	25,876,750	6,703,636	38,744	39,494,130
Death or Disability	2,500,000	4,375,000	—	—	38,744	6,913,744
Chris Uchida
Termination Reason:
Termination without Cause or for Good Reason	592,000	592,000	2,677,445	1,418,214	16,305	5,295,964
Qualifying Termination in Connection with a CIC	592,000	592,000	5,111,480	2,131,095	16,305	8,442,880
Jon Christianson
Termination Reason:
Termination without Cause or for Good Reason	558,000	558,000	1,996,841	1,103,550	25,446	4,241,837
Qualifying Termination in Connection with a CIC	558,000	558,000	4,258,518	1,763,739	25,446	7,163,703
Jon Knutzen
Termination Reason:
Termination without Cause or for Good Reason	495,000	445,500	1,410,129	808,964	2,550	3,162,143
Qualifying Termination in Connection with a CIC	495,000	445,500	3,344,204	1,361,211	2,550	5,648,465
Rodolphe Hervé
Termination Reason:
Termination without Cause or for Good Reason	446,000	312,200	—		25,446	783,646
Qualifying Termination in Connection with a CIC	446,000	312,200	749,535	1,239,388	25,446	2,772,569

(1)	Amounts reported represent the value of benefits payable to each Named Executive Officer as follows: Messrs. Uchida, Christianson, Knutzen and Hervé: 12 months of their respective current base salaries. Amount reported represents the value of benefits payable to Mr. Armstrong: 200% of 12 months of his current base salary.
(2)	Amount reported represents the value of benefits payable to Mr. Armstrong: 200% of 12 months of his target bonus. For Messrs. Uchida, Christianson, Knutzen and Hervé, amount represents 100% of 12 months of their target bonus.
(3)	Amounts reported reflect the value attributable to the immediate acceleration of unvested equity awards upon a CIC event coupled with a qualifying termination. Amount is determined by multiplying (a) the number of unvested options that would automatically become fully vested, by (b) the excess of the market price of our common stock on the CIC date over the exercise price of the option plus (c) the number of unvested RSUs and PSUs that would automatically become fully vested multiplied by (d) the closing price of our common stock on the CIC date.
(4)	For Messrs. Uchida, Christianson, Knutzen, and Hervé, amounts reported represent the value of 12 months of continued health and welfare benefits payable to each Named Executive Officer per the terms of their respective employment agreements. For Mr. Armstrong, amount reported represents the value of 24 months of continued health and welfare benefits payable per the terms of his employment agreement.

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Executive Compensation Tables

Employment Agreements for Executive Officers

We have entered into employment agreements with Messrs. Armstrong, Uchida, Christianson, Knutzen, and Hervé, setting forth the terms of the officer’s employment with us. The material terms of employment with our NEOs are described below.

Mac Armstrong

Effective January 1, 2025, we entered into a new employment agreement with Mac Armstrong, Chairman of the Board and Chief Executive Officer, that extends his current employment term through January 1, 2029, with ability to renew for additional one (1) year terms thereafter. Pursuant to the terms of the agreement, Mr. Armstrong will continue to receive a base salary of $1,250,000 per year, less applicable withholdings, and he will be eligible to earn an annual target bonus of 175% of his base salary, with a maximum bonus payout of 200% of target, or up to 350% of his base salary, upon achievement of performance objectives to be determined by the Board in its sole discretion. Mr. Armstrong is also eligible to participate in the employee benefit plans sponsored by us of general applicability to other employees. Mr. Armstrong is eligible to receive annual long-term incentive compensation equity awards under the equity incentive plan with a target value on the applicable grant date of 300% of Mr. Armstrong’s base salary, as calculated based on the grant date fair value of such equity awards as used by us for financial reporting purposes.

The employment agreement also provides benefits in connection with a termination of Mr. Armstrong’s employment under specified circumstances. Under the terms of the employment agreement, if we terminate Mr. Armstrong’s employment other than for “cause” or Mr. Armstrong terminates his employment for “good reason,” Mr. Armstrong will be entitled to receive, subject to his timely execution and non-revocation of a separation agreement and release of claims in a form reasonably satisfactory to us and his continued adherence to the non-solicitation provision of the employment agreement, (i) severance payment equal to 200% of the sum of (x) his then-current base salary, as then in effect, plus (y) his target bonus for the fiscal year in which the termination occurs; (ii) reimbursements of the Company portion of Mr. Armstrong’s and his eligible dependents’ COBRA premiums for up to 24 months (or until he becomes eligible for health coverage with a new employer); and (iii) acceleration of his then unvested equity awards (other than performance stock units previously granted) that would have vested during the 12 month period following separation had Mr. Armstrong remained employed. In addition, the PSUs described above will vest with respect to any shares that would have been earned and vested during the 12-month period following termination had Mr. Armstrong remained employed. If we terminate Mr. Armstrong’s employment other than for cause, death, or disability, or Mr. Armstrong terminates his employment for good reason, in either case, within three months prior to or 18 months following a Change of Control (as defined in the employment agreement), Mr. Armstrong will be entitled to receive accelerated vesting as to 100% of Mr. Armstrong’s then-outstanding equity awards (other than the PSUs) and all or a portion of the unvested PSUs shall vest in accordance with the terms of the award agreements. The employment agreement also provides benefits in connection with the termination of Mr. Armstrong’s employment under specified circumstances.

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Executive Compensation Tables

Messrs. Uchida, Christianson, Knutzen, and Hervé

Our Compensation Committee approved a new form of employment agreement (the “Form Agreement”) for Messrs. Uchida, Christianson, Knutzen and Hervé, that became effective August 5, 2025. The Form Agreement provides, among other things, the executive’s annual base salary and target bonus amount, each subject to review and adjustment by the Compensation Committee. The Form Agreement also provides benefits in connection with the termination of the executive’s employment under specified circumstances. Under the terms of the Form Agreement, if we terminate the executive’s employment other than for “cause” or the executive terminates his or her employment for “good reason”(each as defined in the Form Agreement), the executive will be entitled to receive, subject to his or her timely execution and non-revocation of a separation agreement and release of claims in a form reasonably satisfactory to us and his or her continued adherence to the non-solicitation provision of the Form Agreement, (i) severance payments in an amount equal to his or her then-current base salary for a period of 12 months payable in accordance with our regularly scheduled payroll; (ii) if the executive has been employed for at least three years, an additional severance payment equal to his or her pro-rata target bonus through the date of termination; and (iii) reimbursements for the executive’s and his or her eligible dependents’ COBRA premiums for up to 12 months (such payments under (i), (ii) and (iii), the “Severance Pay”). In addition, if we terminate the executive without cause or the executive resigns for good reason within 12 months following a change in control (as defined in the Form Agreement), the executive is entitled to receive the Severance Pay and, in the event the executive’s outstanding equity is assumed or continued following the change in control, the acceleration of his or her then unvested equity awards. The Form Agreement also includes a non-solicitation provision prohibiting the executive from soliciting for employment or as a consultant for 12 months following separation of employment of any employee or consultant of the Company, including those engaged within the twelve months prior to executive’s termination.

Retirement Plan and Other Benefits

We maintain a retirement savings plan, or 401(k) Plan, for the benefit of eligible team members, including NEOs. Our 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code. In general, all team members are eligible to participate in the plan on the date they are hired. Each participant in the 401(k) Plan may contribute up to the statutory limit of his or her pre-tax compensation. We contribute the lesser of 3.5% of the team member’s compensation or the maximum amount allowed under statutory law. Under the plan, each team member is fully vested in his or her deferred salary contributions as well as the 3.5% Company contributions. The 401(k) Plan employer contributions provided to our NEOs are reflected in the “Executive Compensation—2025 Summary Compensation Table” section under the “All Other Compensation” column heading.

We also maintain an employee stock purchase plan (the “ESPP”), where team members can purchase our stock at a discount via payroll withholdings. The ESPP is administered through team member participation in discrete offering periods. During each discrete offering period, team member funds are withheld, and the stock purchase occurs upon the conclusion of the offering period. All team members are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision and group term life insurance and long-term disability. Our NEOs are eligible to participate in these plans generally on the same basis as our other team members.

Changes to Stock Ownership Guidelines

As discussed in the CD&A, as part of our continuous efforts to ensure our compensation and governance practices remain aligned with prevailing best practices, in 2025 we updated our Stock Ownership Guidelines to increase the required ownership multiples for our CEO, other executive officers, and independent directors. Accordingly, our current Stock Ownership Guidelines for executive officers and Directors are as follows:

Position	Salary or Cash Retainer Multiple
Chief Executive Officer	6x
All other NEOs	3x
Directors	5x

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Executive Compensation Tables

Executives and directors subject to these Stock Ownership Guidelines have five (5) years after first becoming subject to these guidelines to achieve the required ownership level. Executive officers are required to hold a specific number of shares, net of taxes, until stock ownership guidelines are met. Stock ownership includes vested shares held directly or indirectly, unvested time-based RSUs and shares purchased via the ESPP. Performance awards are not counted toward the ownership requirement until the performance criteria is met. Underwater stock options are also not counted toward the ownership requirement. Additionally, effective January 2024, we no longer count in-the-money stock option toward the ownership requirements. The Compensation Committee reviews the stock ownership progress of executives subject to these Stock Ownership Guidelines on an annual basis.

CEO Pay Ratio Disclosure

Summary

SEC rules and the Dodd Frank Act require disclosure of the ratio of our CEO’s annual total compensation to the annual total compensation of our median team member.

We calculated this ratio in a manner consistent with Item 402(u) of Regulation S-K. For 2025, the annual compensation of our median team member was $137,979 and was calculated by totaling all applicable elements of compensation. Our CEO’s 2025 Compensation was $8,961,148, which represents the total compensation reported for Mr. Armstrong in the “2025 Summary Compensation Table.” Based on these calculations, the ratio of the annual total compensation of Mr. Armstrong to the annual compensation of our median team member was 65 to 1.

For purposes of the 2025 pay ratio calculation as described above, we determined the median team member by evaluating all team member base pay levels as of December 31, 2025. We then calculated median team member total compensation by using the same methodology utilized to determine CEO pay for the Summary Compensation Table in accordance with SEC rules, which includes earned bonus payout, grant date value of LTI and Company 401(k) contributions.

The assumptions used in the calculation of our estimated pay ratio are specific to our Company and our team member population; therefore, our pay ratio may not be comparable to the pay ratios of other companies.

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Executive Compensation Tables

Pay vs. Performance Comparison

The Compensation Committee has implemented an executive compensation program rooted in a pay-for-performance philosophy that is designed to link a substantial portion of our NEOs’ realizable compensation to the achievement of Palomar’s financial, operational, and strategic objectives, and further to align management’s interest with those of shareholders. The following represents our pay-for-performance table for the 2021-2025 period, calculated in accordance with SEC regulations.

					Value of $100 Investment
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(1)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)(3)	PLMR Total Shareholder Return ($)(4)	Comparator Group Total Shareholder Return ($)(4)	Net Income (in $000s) ($)	Company Selected Metric: Adjusted Return on Equity(5)
2025	8,961,148	19,619,802	2,416,422	3,787,153	155.07	154.23	197,070	25.9%
2024	5,469,403	19,217,308	1,656,528	3,529,139	121.51	155.08	117,573	22.2%
2023	3,541,369	4,787,065	1,041,504	1,366,774	63.87	124.95	79,201	21.9%
2022	3,000,327	(1,497,733)	774,572	519,793	51.97	115.42	52,170	18.3%
2021	19,246,249	16,982,053	3,486,487	2,279,277	73.37	113.19	45,847	13.8%

(1)	Represents the dollar amounts of total compensation reported for our CEO, Mr. Armstrong, and the average dollar amounts of total compensation reported for our non-CEO NEOs in the Summary Compensation Table for the fiscal years 2025, 2024, 2023, 2022, and 2021, respectively. For 2025 and 2024, our non-CEO NEOs were Chris Uchida, Jon Christianson, Jon Knutzen and Rodolphe Hervé. For 2023, our non-CEO NEOs were Chris Uchida, Jon Christianson, Jon Knutzen and Angela Grant. For 2022, our non-CEO NEOs were Chris Uchida, Jon Christianson, Jon Knutzen, Angela Grant, Michelle Johnson and Heath Fisher. For 2021, our non-CEO NEOs were Chris Uchida, Jon Christianson, Jon Knutzen and Heath Fisher.
(2)	Represents the dollar amounts of “compensation actually paid” computed in accordance with SEC requirements. The amounts do not reflect actual compensation paid to our CEO or other NEOs during the applicable year, but instead also include (i) the year-end value of stock awards granted during the reported year and (ii) change in value of stock awards that were unvested at the end of the prior year (measured through the earlier of the vest date or through the end of the reported fiscal year).
(3)	Represents the dollar amounts of total compensation reported for our other NEOs in the Summary Compensation Table. The non-CEO NEOs for the fiscal years 2025, 2024, 2023, 2022, and 2021, respectively, represent the actual NEOs reported in the proxy for the applicable reporting year, inclusive of any year-over-year changes in the NEO population.
(4)	Represents the cumulative total shareholder return of Palomar and the NASDAQ Insurance Index, assuming $100 was invested in PLMR and the NASDAQ Insurance Index on January 1, 2021.
(5)	Adjusted ROE is a key metric that shareholders use to evaluate our performance and capital efficiency. Adjusted ROE is a Non-GAAP Financial Measure; see Reconciliation of Non-GAAP Financial Measures in Appendix A.

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Executive Compensation Tables

To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following represents the deductions and additions to our CEO’s total compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for CEO ($)	Reported Value of Equity Awards for CEO ($)(1)	Equity Award Adjustments for CEO ($)(2)	Compensation Actually Paid to CEO ($)
2025	8,961,148	(3,862,330)	14,520,984	19,619,802
2024	5,469,403	(1,769,726)	15,517,630	19,217,308
2023	3,541,369	(1,308,212)	2,553,908	4,787,065
2022	3,000,327	(1,337,771)	(3,160,289)	(1,497,733)
2021	19,246,249	(17,596,208)	15,332,012	16,982,053

(1)	Reflects grant date value of stock and option awards for our CEO, as reported in the Summary Compensation Table for each applicable year.
(2)	Represents the year-over-year change in the fair value of stock and option awards to our CEO, as itemized below.

Fair Value of Equity Awards for CEO:	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
As of year-end for awards granted during the year	4,850,687	3,490,964	1,982,630	1,493,399	15,448,189
Y-o-Y increase/(decrease) of unvested awards from prior years	9,040,976	10,781,944	209,958	(4,442,989)	(63,842)
Increase/(decrease) from prior fiscal year-end of awards vested during the year	629,320	1,244,722	361,320	(210,699)	(52,335)
Total Equity Award Adjustments	14,520,984	15,517,630	2,553,908	(3,160,289)	15,332,012

To calculate the amounts in the “Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following represents the deductions and additions to our non-CEO NEO’s total compensation as reported in the Summary Compensation Table:

Year	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Reported Value of Equity Awards for Non-CEO NEOs ($)(1)	Average Equity Award Adjustments for Non-CEO NEOs ($)(2)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2025	2,416,422	(1,043,759)	2,414,490	3,787,153
2024	1,656,528	(578,308)	2,450,919	3,529,139
2023	1,041,504	(279,981)	605,250	1,366,774
2022	774,572	(142,938)	(111,842)	519,793
2021	3,486,487	(2,847,541)	1,640,330	2,279,277

(1)	Reflects grant date value of stock and option awards for our non-CEO NEOs, as reported in the Summary Compensation Table for each applicable year.

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Executive Compensation Tables

(2)	Represents the year-over-year change in the fair value of stock and option awards to our non-CEO NEOs, as itemized below.

Fair Value of Equity Awards for Non-CEO NEOs:	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
As of year-end for awards granted during the year	1,310,853	966,066	424,318	319,133	1,871,865
Y-o-Y increase/(decrease) of unvested awards from prior years	992,019	1,296,673	107,823	(424,595)	(185,648)
Increase/(decrease) from prior fiscal year-end of awards vested during the year	111,618	188,180	73,109	(6,379)	(45,886)
Total Equity Award Adjustments	2,414,490	2,450,919	605,250	(111,842)	1,640,330

Pay-for-Performance Alignment

The following table identifies the four most important financial performance measures used by our Compensation Committee to link the compensation actually paid (“CAP”) to our CEO and other NEOs in 2025 to Company performance, calculated in accordance with SEC regulations. The role of each of these performance measures on our NEOs’ compensation is discussed in the CD&A above.

Financial Performance Metrics(1)
Pre-Tax Adjusted Net Income
Pre-Tax Pre-Cat Adjusted Net Income
Gross Written Premiums
Adjusted ROE

The following charts reflect our CAP to our NEOs over the five-year period ended December 31, 2025, as compared to trends in Palomar’s TSR, net income and Adjusted ROE over this period. The TSR chart additionally illustrates Palomar’s TSR relative to the Nasdaq Insurance Index over this period.

(1)	Pre-Tax Adjusted Net Income (ANI), Pre-Tax Pre-Catastrophe ANI and Adjusted ROE are non-GAAP financial measures; see Reconciliation of Non-GAAP Financial Measures in Appendix A.

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Executive Compensation Tables

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Executive Compensation Tables

The following table provides information as of December 31, 2025, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	1,297,983(3)	32.15	5,793,108(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	1,297,983	32.15	5,793,108
(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)	Includes the following plans: 2019 Equity Incentive Plan (the “2019 Plan”) and 2019 Employee Stock Purchase Plan (the “2019 ESPP”).
(3)	This number includes 499,676 stock options outstanding, 296,285 RSUs outstanding and 502,022 PSUs outstanding granted under the 2019 Plan.
(4)	This number includes 4,211,864 shares available for issuance under the 2019 Plan and 1,581,244 shares available for sale under the 2019 ESPP. The 2019 Plan provides for an automatic increase on January 1, 2020, and each subsequent anniversary through 2029, equal to the least of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31; and (ii) an amount determined by the Board. The 2019 ESPP provides for annual increases in the number of shares available for sale under the 2019 ESPP on January 1, 2020, and each subsequent anniversary through 2029, equal to the least of: (i) 240,000 shares; or (ii) such other amount as may be determined by the Board.

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Security Ownership of Certain Beneficial Owners
And Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2026, for:

•	each of our current directors and our nominees for director;

•	each of our NEOs;

•	all our current directors, and executive officers, as a group; and

•	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 26,513,114 shares of our common stock outstanding as of March 31, 2026. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2026 and RSUs scheduled to vest within 60 days of March 31, 2026 to be outstanding and to be beneficially owned by the person holding such equity awards for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Name	Total Shares Beneficially Owned	Beneficial Ownership
5% Stockholders:
Blackrock, Inc.(1) 55 East 52nd Street New York, NY 10055	3,919,925	14.8%

(1)	Based solely on the most recently available Schedule 13G/A filed with the SEC on April 29, 2025. Blackrock, Inc. reported beneficial ownership on behalf of iShares Core S&P Small-Cap ETF of 3,919,925 shares with sole voting power of 3,888,412 shares and sole dispositive power of 3,919,925 shares.

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Security Ownership of Certain Beneficial Owners
And Management

Directors, Director Nominees and Named Executive Officers	Shares Held Directly	Shares Held Indirectly	Stock Options Exercisable Within 60 days	RSUs Scheduled to Vest Within 60 days	Total Shares Beneficially Owned	Beneficial Ownership
Daryl Bradley	5,293	—	1,223	715	7,231	*
Thomas Bradley	6,055	—	—	715	6,770	*
Catriona M. Fallon	7,336	—	2,984	715	11,035	*
Daina Middleton	5,490	—	—	715	6,205	*
Martha Notaras	7,155	—	1,722	715	9,592	*
Richard H. Taketa	44,011	—	—	715	44,726	*
Mac Armstrong	99,006	339,888(1)	241,489	6,250	686,633	2.6%
Chris Uchida	14,752	—	3,318	1,530	19,600	*
Jon Christianson	65,919	—	21,724	1,020	88,663	*
Jon Knutzen	27,579	—	75,552	612	103,743	*
Rodolphe Hervé	2,758	—	—	—	2,758	*
All executive officers and directors as a group (13 persons)	293,687	339,888	349,266	13,702	996,543	3.7%

*	less than 1%
(1)	Amount represents shares of common stock held by the Armstrong Family Trust. Mr. Armstrong is co-Trustee of the Armstrong Family Trust and may be deemed to have beneficial ownership of the shares held by this entity.

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Related Person Transactions

The following is a description of transactions since the beginning of our last fiscal year to which we have been or are a party, in which the amount involved exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

In 2025, Mac Armstrong’s brother, Jake Armstrong, served as our EVP, Operations. For fiscal year 2025, Jake Armstrong earned/received: i) base salary of approximately $328,500, ii) an annual cash incentive bonus of approximately $207,700, iii) long-term equity incentives in the form of RSUs and PSUs with a combined grant date fair value of approximately $172,800 and iv) approximately $12,250 in 401(k) plan employer contributions. Jake Armstrong joined Palomar in October 2015.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

The Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All the transactions described in this section occurred prior to the adoption of this policy.

Other Matters

Company Website

We maintain a website at www.plmr.com. Information contained on, or that can be accessed through our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

Availability of Bylaws

A copy of our Bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Available Information

Our financial statements for our fiscal year ended December 31, 2025 are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on the Investors section of our website at https://ir.plmr.com/financials/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Palomar Holdings, Inc., Attention: Investor Relations, 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

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Proposals of Stockholders for 2027 Annual Meeting

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting must submit their proposals so that they are received at Palomar’s principal executive offices no later than the close of business (5:00 p.m. Pacific Time) on December 11, 2026. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2027 Annual Meeting of Stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of Palomar at its principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the preceding year’s Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than January 21, 2027, and no later than the close of business (5:00 p.m. Pacific Time) on February 20, 2027, unless our 2027 Annual Meeting date occurs more than 30 days before or 70 days after May 21, 2027. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting if the first public announcement of the meeting is less than 100 days prior to the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Palomar will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

In addition to satisfying the foregoing requirements of our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in connection with our 2027 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027.

Notices of intention to present proposals at the 2027 Annual Meeting of Stockholders must be addressed to: Palomar Holdings, Inc. Attention: Secretary, 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the person named on the form of proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the Notice, or if you requested a printed copy of the proxy materials, execute and return, at your earliest convenience, the enclosed proxy card.

THE BOARD OF DIRECTORS

La Jolla, California

April 10, 2026

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Questions and Answers about the Annual Meeting

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by voting by telephone or over the Internet, or, if you requested a printed copy of the proxy materials, by submitting the enclosed proxy card. We have designated the Chairman of the Board and Chief Executive Officer, Mac Armstrong, to serve as proxy for the Annual Meeting.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

Under rules adopted by the SEC, we have elected to furnish our proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of the proxy materials to each stockholder. On or about April 10, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2025 via the Internet and how to vote your proxy. If you received the Notice, you will not automatically receive a printed copy of our proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions provided in the Notice.

Why am I receiving these materials?

The Board of Palomar is making available these proxy materials to you in connection with the Board’s solicitation of proxies for use at Palomar’s Annual Meeting, which will take place on May 21, 2026. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information. Palomar’s 2025 Annual Report on Form 10-K, which includes our audited consolidated financial statements, is also furnished with this proxy statement.

What proposals will be voted on at the Annual Meeting?

The proposals scheduled to be voted on at the Annual Meeting include:

•	the election of two Class I directors to hold office until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•	a proposal to approve, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement (“Say-on-Pay-Vote”);
•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and
•	any other business that may properly come before the Annual Meeting.

At the time this proxy statement was filed with the SEC, our management and Board were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of the directors nominated by the Board and named in this proxy statement as Class I directors to serve for three-year terms;
•	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement; and
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

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Questions and Answers about the Annual Meeting

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on March 31, 2026, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 26,513,114 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individual listed on the form of proxy card or to vote in person at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

How can I contact Palomar’s transfer agent?

Contact our transfer agent by either writing to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000 by telephoning (800) 736-3001 or (781) 575-3100, or via its Investor Center at www.computershare.com/investor.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification for entrance to the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. For entrance to the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and present government-issued photo identification.

Please note that no cameras, recording equipment, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Will the Annual Meeting be webcast?

We do not expect to webcast the Annual Meeting.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•	You may vote via the Internet or by telephone. If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on the Notice.

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Questions and Answers about the Annual Meeting

•	If you requested a printed copy of the proxy materials, you may vote by mail. Please complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the person named in the proxy card will vote the shares represented by your proxy card as recommended by the Board.
•	You may vote in person. If you plan to attend the Annual Meeting, you may vote by completing and submitting a ballot, which will be provided at the Annual Meeting.

Please note that the Internet and telephone voting facilities will close at 11:59 PM Pacific Time on May 20, 2026.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank, or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	if you requested a printed copy of the proxy materials, by signing and returning a new proxy card with a later date;

•	delivering a written revocation to our Secretary at Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037; or
•	attending the Annual Meeting and voting in person.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. Pacific Time, at our corporate headquarters at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, by contacting our Secretary.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of the Board. The person named in the proxy has been designated as proxy holder by the Board. The shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Board. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holder will use his own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	FOR the election of the directors nominated by the Board and named in this proxy statement as Class I directors to serve for three-year terms (Proposal No. 1);
•	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement (“Say-on-Pay-Vote“) (Proposal No. 2);

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Questions and Answers about the Annual Meeting

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 (Proposal No. 3); and
•	in the discretion of the named proxy holder regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) and Proposal No. 2 (Say-on-Pay-Vote) are non-routine matters, while Proposal No. 3 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposals No. 1 or 2, which would result in “broker non-votes,” but may, in its discretion, vote your shares with respect to Proposal No. 3. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware law. A majority of the issued and outstanding shares of capital stock and entitled to vote generally in the election of directors, present in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 26,513,114 shares of common stock outstanding, which means that 13,256,558 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present but will not be treated as votes cast at the Annual Meeting. As a result, abstentions will not be treated as votes cast and will have no effect in cases where approval of the proposal requires the affirmative majority of votes cast (e.g., Proposal No. 2). Because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal. For example, as Proposal No. 3 (ratification of auditors) is considered a “routine” proposal, brokers have discretionary voting power with respect to the proposal and, as such, we do not anticipate any broker non-votes for Proposal No. 3.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of directors	Plurality of the votes cast by stockholders entitled to vote at the meeting	No
Advisory Vote on Executive Compensation (“Say-on-Pay”)	Majority of the votes cast by stockholders entitled to vote at the meeting	No
Ratification of appointment of Ernst & Young LLP	Majority of the votes cast by stockholders entitled to vote at the meeting	Yes

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Questions and Answers about the Annual Meeting

Proposal No. 1: Election of two nominees for Class I directors named in this proxy statement to hold office until our 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

The election of the directors requires a plurality of the votes cast at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominees’ favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the election of directors.

Proposal No. 2: Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement.

The proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as set forth in this proxy statement requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will not be counted as a vote cast and will have no effect on the outcome of the proposal. Broker non-votes will not be considered votes cast on this proposal, and, therefore, will have no effect on the vote for this proposal.

Proposal No. 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereon. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 3, the abstention will not be counted as a vote cast and will have no effect on the outcome of the proposal. As Proposal No. 3 is a routine matter, we do not expect any broker non-votes on this proposal.

Who will count the votes?

A representative of our mailing agent, Computershare Trust Company, N.A., will tabulate the votes and Chris Uchida, our Chief Financial Officer, will act as inspector of elections.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

The Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Palomar or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the Notice. How may I obtain an additional copy of the Notice?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Upon written or oral request,

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Questions and Answers about the Annual Meeting

we will promptly deliver a separate copy of the Notice, and if applicable, the proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice, you may contact us as follows:

Palomar Holdings, Inc.
Attention: Secretary
7979 Ivanhoe Avenue, Suite 500
La Jolla, California 92037
(619) 567-5290

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K with the SEC to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2027 Annual Meeting of Stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 11, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Stockholder proposals should be addressed to:	Palomar Holdings, Inc.
Attention: Secretary
7979 Ivanhoe Avenue, Suite 500
La Jolla, California 92037

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an Annual Meeting of Stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an Annual Meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board, or (iii) properly brought before the Annual Meeting by a stockholder of record entitled to vote at the Annual Meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for the 2027 Annual Meeting of Stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 21, 2027; and

•	not later than February 20, 2027

In the event that we hold our 2027 Annual Meeting of Stockholders more than 30 days before or more than 70 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such Annual Meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such Annual Meeting; or

•	If the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting.

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Appendix A: Non-GAAP Financial Measures and
Reconciliation Tables

We have presented certain financial measures in this Proxy Statement, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP.

The non-GAAP financial measures we use are as follows:

Adjusted Net Income

We define adjusted net income as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments which would be included in calculating our income tax expense using the estimated tax rate at which the Company received a deduction for these adjustments. We use adjusted net income as an internal performance measure in the management of our operations because we believe it gives our management and financial statement users useful insight into our results of operations and our underlying business performance. Adjusted net income does not reflect the overall profitably of our business and should not be viewed as a substitute for net income calculated in accordance with GAAP. Other companies may define adjusted net income differently.

Net income calculated in accordance with GAAP reconciles to adjusted net income as follows:

	Year Ended December 31,
	2025	2024	2023	2022	2021(1)
	($ in thousands)
Net income	$197,070	$117,573	$ 79,201	$52,170	$45,847
Adjustments:
Net realized and unrealized (gains) losses on investments	(11,831)	(4,568)	(2,941)	7,529	(1,277)
Expenses associated with transactions	4,644	1,479	706	130	563
Stock-based compensation expense	21,014	16,685	14,913	11,624	5,584
Amortization of intangibles	4,683	1,558	1,481	1,255	1,251
Expenses associated with catastrophe bond, net of rebate	2,660	2,483	1,640	1,992	1,704
Tax impact	(2,124)	(1,699)	(1,480)	(3,366)	(1,238)
Adjusted net income	$216,116	$133,511	$93,520	$71,334	$52,434

(1)	Beginning in 2022, we modified our definition of adjusted net income to adjust for net realized and unrealized gains and losses. We believe adding this adjustment provides a more meaningful comparison of our performance. We have modified the prior period figures accordingly.

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Appendix A: Non-GAAP Financial Measures and Reconciliation Tables

Adjusted Return on Equity

We define adjusted return on equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. We use adjusted return on equity as an internal performance measure in the management of our operations because we believe it gives our management and financial statement users useful insight into our results of operations and our underlying business performance. Adjusted return on equity should not be viewed as a substitute for return on equity calculated using unadjusted GAAP numbers, and other companies may define adjusted return on equity differently.

	Year Ended December 31,
	2025	2024	2023	2022	2021
	($ in thousands)
Numerator: Adjusted net income	$216,116	$133,511	$93,520	$71,334	$52,434
Denominator: Average stockholders’ equity	835,849	600,140	428,002	389,461	378,941
Adjusted return on equity	25.9%	22.2%	21.9%	18.3%	13.8%

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Appendix A: Non-GAAP Financial Measures and Reconciliation Tables

Pre-tax Adjusted Net Income and Pre-tax Adjusted Net Income before catastrophe losses

We use these metrics to evaluate our internal financial performance and set targets for our LTI plan as we believe they are representative of our underwriting and investing profits and we believe that sustained performance and growth in these metrics will translate to long-term shareholder value creation. External users should not view these metrics as substitutes for GAAP financial metrics. These metrics reconcile to pre-tax net income calculated in accordance with GAAP as follows:

Year Ended
December 31,
2025
($ in thousands)
Pre-tax net income	$253,390
Adjustments:
Net realized and unrealized (gains) losses on investments	(11,831)
Expenses associated with transactions	4,644
Stock-based compensation expense	21,014
Amortization of intangibles	4,683
Expenses associated with catastrophe bond	2,660
Pre-tax Adjusted Net Income	$274,560
Catastrophe losses	(728)
Pre-tax Adjusted Net Income before catastrophe losses	$273,832

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1UPX Mark here to vote FOR all nominees 01 - Daryl Bradley 02 - Thomas Bradley Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________________________________ Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1, and FOR Proposals 2 and 3. A 049HWB 2. Advisory Vote to Approve Named Executive Officer Compensation (“Say-On-Pay-Vote”). 3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2026. 1. To elect our Class I Directors to serve until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified. For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B 2026 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qMMMMMMMMMMMMMMMMMMMMM 1234 5678 9012 345 686008 If no electronic voting, delete QR code and control # 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/PLMR or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by May 20, 2026 at 11:59 P.M. Pacific Time. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PLMR Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PLMR Notice of 2026 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 21, 2026 Mac Armstrong and Angela Grant are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2026 Annual Meeting of Stockholders of Palomar Holdings, Inc. to be held on May 21, 2026 or at any postponement or adjournment thereof. For the proposals on the reverse side, the Board of Directors recommends that you vote “For” the proposals identified in items 1, 2 and 3. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted: “For” the election of the Class I directors listed in Item 1 and “For” the proposals listed in items 2 and 3 and as the proxy holder may determine in his discretion with regard to any other matter properly brought before the meeting. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — Palomar Holdings, Inc. Non-Voting Items C q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Notice, 2026 Proxy Statement, and 2025 Annual Report is available at: www.investorvote.com/PLMR 2026 Annual Meeting Admission Ticket 2026 Annual Meeting of Palomar Holdings, Inc. Stockholders Thursday, May 21, 2026, 9:00 A.M. Pacific Time Corporate Headquarters 7979 Ivanhoe Avenue, Suite 500, La Jolla, CA 92037 Upon arrival, please present this admission ticket and photo identification at the registration desk.